Prospectus Supplement

                           Prospectus Supplement No. 1

                      (To Prospectus Dated April 18, 2002)



                            BUCKEYE TECHNOLOGIES INC.


                                2,150,000 Shares

                                  Common Stock
                                   ------------

         We are offering all of the 2,150,000 shares of our common stock being offered by this prospectus supplement to the purchasers identified in the section entitled "Purchasers in the Offering" on page S-7, who have agreed to purchase these shares of our common stock at a negotiated purchase price of $10.00 per share, or an aggregate of $21,500,000. The sale will be effected through Morgan Keegan & Company Inc., acting as our broker. Morgan Keegan will receive a commission of $0.04 per share, or $86,000 in the aggregate, in connection with this transaction. We estimate that our net proceeds of this offering will be approximately $21,414,000, after deducting commissions and our estimated offering expenses. We expect to deliver the shares against payment through the Depository Trust Company on May 21, 2002.

         Our common stock is listed on the New York Stock Exchange under the symbol "BKI." On May 15, 2002, the last reported sale price of our common stock as reported by the NYSE was $10.20 per share. The common stock sold under this prospectus supplement and the accompanying prospectus is listed on the NYSE.

         You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider before making your investment decision.

         Investing in our common stock involves significant risks. You should carefully consider the "risk factors" beginning on page S-3 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.


                     The date of this prospectus supplement is May 16, 2002.

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                                TABLE OF CONTENTS


Prospectus Supplement

About This Prospectus Supplement.....................S-2
Risk Factors.........................................S-3
A Warning About Forward-Looking Statements...........S-7
Purchasers in this Offering..........................S-7
Use of Proceeds......................................S-8
Description of Common Stock..........................S-8
Plan of Distribution.................................S-13

Prospectus

About This Prospectus...............................2
Where You Can Find More Information.................2
Summary.............................................4
Risk Factors........................................7
A Warning About Forward-Looking Statements.........12
Ratios of Earnings to Fixed Charges................13
Use of Proceeds....................................13
Legal Ownership....................................13
Description of Debt Securities We May Offer........15
Description of Preferred Stock We May Offer........24
Description of Common Stock We May Offer...........25
Description of Warrants We May Offer...............30
Description of Rights We May Offer.................31
Description of Purchase Contracts We May Offer.....32
Description of Units We May Offer..................32
Plan of Distribution...............................33
Legal Matters......................................33
Experts............................................33


        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                        About This Prospectus Supplement

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

                                  Risk Factors


        Before you purchase our securities, you should carefully consider these risk factors, as well as the other information contained in this prospectus supplement and the accompanying prospectus. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse events described in the "Risk Factors" section actually occurs, our business, results of operations and financial condition could be materially adversely affected; the trading price, if any, of our securities could decline; and you might lose all or part of your investment.

Risks related to our business

Our substantial indebtedness could adversely affect our financial health.

           We have a high level of debt. As of March 31, 2002, our total debt was approximately $711 million less approximately $49 million of unrestricted cash and cash equivalents and our net debt of approximately $662 million, as a percentage of market capitalization, was 65%. Our high level of debt could have a significant adverse future effect on our business. For example:

        - we may have limited ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, research and development costs or other purposes;

        - a substantial portion of our cash flow may be used to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other purposes;

        - our senior credit facility covenants require us to meet certain financial objectives and impose other significant restrictions on business operations. These covenants and the covenants contained in the indentures governing our senior subordinated notes will limit our ability to borrow additional funds or dispose of assets and limit our flexibility in planning for and reacting to changes in our business;

        - we may be more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

        - our high debt level and the various covenants contained in the indentures related to our senior subordinated notes and the documents governing our other existing indebtedness may place us at a relative competitive disadvantage as compared to some of our competitors; and

        - our interest rate swap agreement and borrowings under our senior credit facility and our receivables based credit facility are at floating rates of interest, which could result in higher interest expense in the event of an increase in interest rates.

          Our ability to pay the principal of and interest on our senior subordinated notes, to service our other debt and to refinance indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

         We cannot assure you that we will generate sufficient cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, some alternative strategies will require the consent of our senior secured lenders before we engage in any such strategy.

Our bank credit facility imposes significant restrictions on our business.

         We entered into a revolving credit facility on April 16, 2001, providing for borrowings up to $215 million. This facility matures on March 31, 2005. We amended this facility on March 18, 2002 to modify the financial covenants for the period beginning March 31, 2002 and ending June 30, 2003. Interest rates were amended to range from LIBOR plus 2.75% to 3.75% or the agent's prime rate plus 1.75% to 2.25%. We have agreed that by August 31, 2002, we will sell our nonredeemable capital stock on arm's length terms in return for at least $30 million in net sale proceeds. On March 28, 2002 we borrowed the remaining availability on this facility and invested the excess cash in a AAA-rated money market fund.

         While there can be no assurance, we believe we will be in compliance with the financial covenants of the revolving credit facility for the foreseeable future. However, in the event of a default, depending upon the actions taken by the lenders under the facility, we could be prohibited from making any payments of principal, premium, if any, or interest on securities which are subordinate to the facility, including certain offered securities. In addition, the lenders could elect to declare all amounts borrowed under the facility, together with accrued and unpaid interest, to be due and payable. These restrictions, in combination with our leverage, could limit our ability to respond to changing market and economic conditions and to provide for capital expenditures. If we are unable to generate sufficient cash flow from operations, we may be required to refinance outstanding debt or to obtain additional financing. We cannot assure you that a refinancing would be possible or that any additional financing could be obtained on acceptable terms.

We have not maintained the fixed charge coverage ratio as required by the indentures related to our senior subordinated notes and our ability to incur additional indebtedness to fund our operations has been restricted.

         At March 31, 2002, our fixed charge coverage ratio (as defined in the subordinated note indentures) fell below 2:1. Falling below the 2:1 ratio does not breach any covenant and is not an event of default. As specified in the indentures, our debt is now limited to "Permitted Indebtedness" (also defined in the indentures) until the ratio again equals or exceeds 2:1. Under the "Permitted Indebtedness" limitation, we are limited to our current borrowings under the revolving credit facility and may continue to borrow under our receivables based credit facility up to the $30 million limit. In addition, we also have a $25 million basket (as defined in the 1995 indenture) that can be used for any new indebtedness. In the event that any principal is repaid on the receivables based credit facility, any new borrowing under the receivables based credit facility will be counted against the $25 million basket.

         While there can be no assurance, we believe that operating results will improve and we will exceed the 2:1 ratio, which is measured on a rolling four-quarter basis, in the next nine to twelve months. We cannot assure you that our cash flow from operations along with current cash and cash equivalents will be sufficient to fund capital expenditures (expected to total $37 million for this fiscal year and $45 million for next fiscal year), meet operating expenses and service all debt requirements for the foreseeable future.

If our significant customer fails to perform under our supply agreements, our business could be adversely impacted.

         The Procter & Gamble Company is our largest single customer. We supply Procter & Gamble with fluff pulp and airlaid nonwovens on supply agreements that run through calendar year 2002. While Procter & Gamble has previously accounted for a higher percentage of our total revenues, sales to Procter & Gamble are estimated to account for approximately 17% of our sales in calendar year 2002. In the event that Procter & Gamble fails to perform under these supply agreements for any reason or fails to continue to purchase these products from us in substantial volume, our results of operations and financial condition could be materially and adversely affected.

Market fluctuations in the availability and cost of raw materials is beyond our control and may adversely impact our business.

         Amounts we pay for wood and cotton fiber represent the largest component of our variable costs of production. The availability and cost of these materials are subject to market fluctuations caused by factors beyond our control, including weather conditions. Significant decreases in availability or increases in the cost of wood or cotton fiber, to the extent not reflected in the prices for our products, could materially and adversely affect our business, results of operations and financial condition.

Compliance with extensive general and industry specific environmental laws and regulations requires significant resources, and the significant associated costs may adversely impact our business.

         Our operations are subject to extensive general and industry specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with these laws and regulations. We expect that, due to the nature of our operations, we will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with these requirements. Because it is difficult to predict the scope of future requirements, there can be no assurance that we will not in the future incur material environmental compliance costs or liabilities.

         Our plant in Perry, Florida, which we call the "Foley Plant," discharges treated wastewater into the Fenholloway River. Under the terms of an agreement with the Florida Department of Environmental Protection, approved by the U.S. Environmental Protection Agency, which we call the "EPA," in 1995, we agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law. We call this agreement the "Fenholloway Agreement." It requires us, among other things,

        - to make process changes within the Foley Plant to reduce the coloration of its wastewater discharge,

        -       to restore certain wetlands areas,

        - to relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river and

        - to provide oxygen enrichment to the treated wastewater prior to discharge.

We have already made significant expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and we estimate, based on 1997 projections, we may incur additional capital expenditures of approximately $40 million through fiscal 2005 to comply with our remaining obligations under the Fenholloway Agreement.

         The EPA has requested additional environmental studies to identify possible alternatives to the relocation of the wastewater discharge point and to determine the most cost-effective technologies available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. We have completed the process changes within the Foley Plant as required by the Fenholloway Agreement. The other requirements of the Fenholloway Agreement have been deferred until the EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures required to complete any remaining modifications may be delayed, and the total capital expenditures may increase if costs increase or if we are required by the "cluster rules" to implement other technologies.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA is proposing boiler air emission standards that could be applicable to the Foley Plant. It is not possible to accurately estimate the cost of future compliance, but substantial capital expenditures could be required in fiscal year 2004 and thereafter. These possible expenditures could have a material adverse effect on our business, results of operations or financial condition.

Because approximately 75% of our sales are to customers outside the United States, we are subject to the economic and political conditions of foreign nations.

         We have manufacturing facilities in five countries and sell products in approximately 50 countries. For the fiscal year ended June 30, 2001, sales of our products outside the United States represented approximately 75% of our sales. The weak global economy and the strong U. S. dollar have recently negatively impacted our sales and may continue to do so in the future. In addition, although approximately 90% of our sales are denominated in U.S. dollars, it is possible that as we expand globally, we will face increased risks associated with operating in foreign countries, including:

        - the risk that foreign currencies will be devalued or that currency exchange rates will fluctuate,

        - the risk that limitations will be imposed on our ability to convert foreign currencies into U.S. dollars or on our foreign subsidiaries' ability to remit dividends and other payments to the United States,

        - the risk that our foreign subsidiaries will be required to pay withholding or other taxes on remittances and other payments to us or that the amount of any such taxes will be increased,

        - the risk that the U. S. tax laws are changed so that the Foreign Sales Corporation (FSC) and/or the Extraterritorial Income Exclusion (EIE) are eliminated, or their benefits are substantially reduced, which would increase our taxes,

        - the risk that certain foreign countries may experience hyperinflation,

        - the risk that foreign governments may impose or increase investment or other restrictions affecting our business, and

        - political and economic instability or changes in government regulations in countries in which we have manufacturing facilities.

Exposure to commodity products creates volatility in pricing and profits.

         If our research and development efforts do not result in the commercialization of new, proprietary products, we will continue to have significant exposure to fluff pulp and other commodity products, which could result in volatility in sales prices and profits.

If our negotiations with the representatives of the unions, to which many of our employees belong, are not successful, our operations could be subject to interruptions at many of our facilities.

         On March 31, 2002, we employed approximately 2,000 individuals at our facilities. We have collective bargaining agreements in place at the Foley Plant (which has approximately 515 hourly employees) with the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, Local No. 1192; at our cotton cellulose plant in Memphis, Tennessee (which we call the "Memphis Plant," and which has approximately 160 hourly employees) with Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO; and at our airlaid plant in Vancouver, Canada (which we call the "Delta Plant" which has approximately 100 hourly employees) with the Communication, Energy and Paperworkers Union of Canada, Local 433. The labor agreements at the Foley Plant expired on April 1, 2002. We are continuing to operate under the previous agreement as we negotiate a new contract. The other labor agreements expire as follows: Memphis Plant, March 18, 2003; and the Delta Plant, June 30, 2003. A Works Council provides employee representation for non-management workers at our cotton cellulose plants in Glueckstadt, Germany and Americana, Brazil, and our airlaid plant in Steinfurt, Germany. Our plants in Gaston, Lumberton and King, North Carolina and Cork, Ireland are not unionized. An extended interruption of operations at any of our facilities could have a material adverse effect on our business.

Risks related to our industry

We are subject to the cyclicality of our industry.

         The demand and pricing of our products, particularly fluff pulp, are influenced by the much larger market for papermaking pulps which is highly cyclical. The markets for most cellulose and absorbent products are sensitive to both changes in general global economic conditions and to changes in industry capacity. Both of these factors are beyond our control. The price of these products can fluctuate significantly when supply and demand become imbalanced for any reason. Our financial performance can be heavily influenced by these pricing fluctuations and the general cyclicality of the industries in which we compete. We cannot assure you that current prices will be maintained, that any price increases will be achieved, or that industry capacity utilization will reach favorable levels. The demand, cost and prices for our products may thus fluctuate substantially in the future and downturns in market conditions could have a material adverse effect on our business, results of operations and financial condition.

                   A Warning About Forward-Looking Statements

         Some of the matters discussed in this prospectus supplement may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, and other factors. For further information on factors which could impact Buckeye and the statements in this prospectus supplement, please refer to the public filings which we have referred to under the section entitled "Where You Can Find More Information."

                           Purchasers in this Offering

         We have agreed to sell the number of shares set forth opposite the purchaser's name below:

Name                                                        Number of Shares

Acqua Wellington North American Equities Fund, Ltd.              150,000
Fidelity Low-Priced Stock Fund                                 1,250,000
Fidelity Select Paper and Forest Products Portfolio               50,000
Granite Financial Group                                           30,000
Samuel M. Mencoff (1)                                            300,000
Oppenheimer Capital                                              170,000
Reams Asset Management Company                                   200,000
                                                               ---------
         Total                                                 2,150,000
                                                               =========
-------------------------

 (1) Mr. Mencoff is a Managing Director of Madison Dearborn Partners LLC and a member of our Board of Directors.

                                 Use of Proceeds

         Proceeds from the sale of the common stock in this offering are estimated to be approximately $21,414,000 after deducting commissions and our estimated offering expenses. We will use the net proceeds we receive from this offering for general corporate purposes.

                           Description of Common Stock

         We have summarized certain terms and provisions of the common stock in this section. The summary is not complete. We have also filed our Restated Certificate and our Amended and Restated Bylaws as exhibits to the registration statement. You should read our Restated Certificate and our Bylaws for additional information before you buy any of the securities offered by this prospectus supplement.

General

         Shares Outstanding. As of May 10, 2002, our authorized common stock was 100,000,000 shares, of which 43,142,770 shares were issued and 34,798,900 were outstanding.

         Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. We have never paid cash dividends on our common stock. We anticipate that for the foreseeable future, we will retain our earnings, if any.

         Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors (i.e., a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors).

         Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights (i.e., the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities). Each share of common stock does include a right to purchase Series A Preferred Stock if certain conditions occur. The conditions under which a holder may exercise that purchase right are discussed under the heading "-Rights Agreement" below.

         Listing. Our understanding shares of common stock are listed on the New York Stock Exchange under the symbol "BKI." Wachovia Bank serves as the transfer agent and registrar for the common stock.

         Fully Paid. The outstanding shares of common stock are fully paid and nonassessable (i.e., the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares). Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-takeover Provisions

         Certain provisions of our Restated Certificate, our Bylaws and the Delaware General Corporation Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals to negotiate with our board of directors. These provisions may also make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

         Supermajority Vote for Certain Events. Our Restated Certificate provides that the affirmative vote of the holders of at least 75% of the outstanding shares of common stock, voting as a single class, is required to approve any merger or consolidation of our company with any other entity (other than a subsidiary of our company) or the sale, lease exchange or disposition of all or substantially all of our assets, taken as a whole. This provision may only be amended or repealed by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

         Classified Board. Our Restated Certificate provides that members of our board of directors are divided into three classes and serve staggered three-year terms. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed for cause. A majority of the directors then in office, though less than a quorum, or the sole remaining director, may fill any vacancy on the board. These provisions of our Restated Certificate may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Blank Check Preferred Stock. Our Restated Certificate provides that our board of directors may at any time, without stockholder approval, issue one or more new series of Preferred Stock. In some cases, the issuance of Preferred Stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise or remove incumbent management. Preferred stock with special voting rights or other features issues to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

         Delaware Takeover Statute. We are subject to the "business combination" provisions of the Delaware General Corporation Law. In general, these provisions prohibit us from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction by which the person became an "interested stockholder," unless (i) the transaction is approved by our board of directors prior to the date such person becomes an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder," owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by our board of directors and authorized at an annual or special meeting of our stockholders by affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of our voting stock.

         Our board of directors has approved any acquisition of shares by Robert
E. Cannon, our Chief Executive Officer and Chairman of the Board, that would otherwise result in Mr. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including the Cannon Family Trust, becoming an "interested stockholder."

         No Action by Written Consent. Our Restated Certificate provides that stockholder action may only be taken at a duly called annual or special meeting of stockholders and not by written consent.

         Limitations on Who May Call a Special Meeting of Stockholders. Our Restated Certificate provides that a special meeting of our stockholders may only be called by a majority or our entire board of directors, our chairman or our president. Our stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

         Supermajority Vote to Amend Charter and Bylaws. Certain provisions of our Restated Certificate and our Amended and Restated Bylaws may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Procedures for Nomination of Directors and Stockholder Proposals. In addition to our board of directors, stockholders may nominate candidates for our board of directors. Our stockholders may also propose that business other than nominations to our board of directors to be considered at an annual meeting of stockholders. However, a stockholder must follow the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the nomination or proposal to our corporate secretary at least 60 days before a scheduled meeting of our stockholders. At least 80% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our Restated Certificate. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

         Amendment of Bylaws. Under our bylaws, our board of directors may alter, amend, change, add to or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

Rights Agreement

         Summary. In general, each share of common stock that may be issued in an offering under this prospectus supplement carries with it one preferred share purchase right (which we refer to in this prospectus supplement as a "Right"). If the Rights become exercisable, each Right entitles the registered holder to purchase one one-thousandth of a share of the Series A Preferred Stock, at a price of $60 per one one-thousandth share of the Series A Preferred Stock. We call this the "Purchase Price." Until a Right is exercised, the holder of the Right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the Right. The Rights will expire on November 28, 2005, unless we redeem or exchange them before then. The description and terms of the Rights are described in the Rights Agreement, dated as of November 17, 1995, as amended on April 22, 1997, between us and Wachovia Bank, as Rights Agent.

         A holder of common stock may exercise the Rights only under the circumstances described below. The Rights are designed to protect the interests of our company and stockholders against coercive takeover tactics. The Rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate the terms of any proposed takeover proposals that may be in the interests of our stockholders.

         Exercise of Rights Following a Distribution Date. Holders may exercise their Rights only following a "Distribution Date." A Distribution Date will occur upon the earlier of:

          (i) the day following the first date of public disclosure that a person or group other than an Exempt Person (as defined below in this paragraph) (an "Acquiring Person"), together with their affiliates and associates (other than Exempt Persons), has acquired or obtains the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date"); and

          (ii) the tenth business day after the date a person or group (other than an Exempt Person, our company and certain related entities) commences or publicly discloses an intention to commence a tender offer or exchange offer, which, if successful, would result in the beneficial ownership of 15% or more of the outstanding shares of common stock by such person or group, together with their affiliates and associates (other than Exempt Persons). Our board, with the concurrence of a majority of the Continuing Directors then in office, may defer the Distribution Date set forth in this clause (ii) to a specified later date or to an unspecified later date to be determined by a subsequent action or event.

However, a Distribution Date will not occur, and the Rights may not be exercised, as long as our board has the ability to redeem the Rights, as described below. An "Exempt Person" is defined under the Rights Agreement to include, among other things, Robert E. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including, without limitation, the Cannon Family Trust (which we call the "Cannon Entities"), so long as the Cannon Entities do not collectively become the beneficial owners of 45% or more of the common stock.

         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights),

        - the Rights will be transferable only with the common stock (except with the redemption of the Rights),

        - common stock certificates will contain a notation incorporating the Rights Agreement by reference, and

        - surrender for transfer of any certificates for common stock will also constitute a transfer of the Rights associated with the common stock represented by such certificate.

     As soon as practicable after the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the Distribution Date. From and after the Distribution Date, these separate Rights certificates alone will evidence the Rights.

         If a person becomes an Acquiring Person, the Rights will "flip-in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of common stock having a market value of two times such Purchase Price. In addition, following a "flip-in," our board has the option of exchanging all or part of the Rights, except as provided below, for common stock. In the event that, following a "flip-in," we are acquired in a merger or other business combination in which the common stock does not remain outstanding or is exchanged or 50% or more of our consolidated assets or earning power is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of related transactions), the Rights will "flip-over" and entitle each holder (other than the Acquiring Person and certain related persons or transferees) of a Right to purchase, upon the exercise of the right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times the then-current Purchase Price.

         Rights Owned by an Acquiring Person. Any Rights beneficially owned at any time on or after the earlier of the Distribution Date and the Stock Acquisition Date by an Acquiring Person or an affiliate or associate (other than an Exempt Person) of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a "Triggering Event," and any such holder of such Rights will have no right to exercise such Rights or have such Rights exchanged as provided above. A "Triggering Event" will be deemed to occur in the event that any person becomes an Acquiring Person.

         Exchange of Rights. A majority of the Continuing Directors may at their option, at any time and from time to time after the occurrence of a Triggering Event, cause us to exchange, for all or part of the then-outstanding and exercisable Rights, shares of common stock at an exchange ratio of one share of common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Redemption of Rights. At any time prior to the earlier of the Stock Acquisition Date and the expiration date of the Rights, we may redeem all, but not less than all, of the Rights, at an redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Adjustment. The number of outstanding Rights, the number of shares of Series A Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights, and the Purchase Price are subject to adjustment

        - in the event of a stock dividend on the common stock payable in common stock or subdivision or combination of the common stock occurring, in any such case, prior to the Distribution Date,

        - upon the grant to holders of the Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price for the Series A Preferred Stock, or

        - upon the distribution to holders of the Series A Preferred Stock of other securities, cash (excluding regular periodic cash dividends), property, evidences of indebtedness or assets.

         Amendment of Rights Agreement. A majority of the Continuing Directors may supplement or amend the terms of the Rights, without the consent of the holders of the Rights, at any time before the Stock Acquisition Date (including the date on which the Distribution Date will occur after announcement of commencement of a tender offer). On or after the Stock Acquisition Date, the Rights may be amended by a majority of the Continuing Directors without the consent of the holders of the Rights, only if the amendment cures ambiguities, corrects defective or inconsistent provisions, or does not adversely affect the interests of holders of the Rights. The affirmative vote of holders of a majority of the shares of common stock voting for or against a proposed amendment at a shareholders meeting is required to amend the terms of the Rights to change the Purchase Price, the Redemption Price, the number of shares of Series A Preferred Stock, other securities, cash or other property obtainable upon exercise of the Rights, or the expiration date of the Rights.

         Terms of the Series A Preferred Stock. Shares of Series A Preferred Stock will rank junior to all other series of our Preferred Stock, including the Preferred Shares offered under this prospectus, if our Board in creating such Preferred Stock, provides that they will rank senior to the Series A Preferred Stock. If our shareholders purchase Series A Preferred Stock, we cannot repurchase such stock from shareholders who do not want to resell it. Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, a quarterly cash dividend payment equal to the greater of
(i) $25.50 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends other than a dividend payable in share of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, before any amounts are distributing to holders of common stock. If the dividend is not paid on the Series A Preferred Stock in one or more quarters, no dividend may be paid on common stock until all previously unpaid dividends on Series A Preferred Stock have been paid.

         Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, for each such share owned:

        - 1,000 votes per share and will vote together with the common stock as one class, unless applicable law requires otherwise;

        - a liquidation payment equal to the greater of (i) $100 per share plus all accrued and unpaid dividends and (ii) an aggregate amount per share, equal to 1,000 times the aggregate amount to be distributed per share to holders of common stock, if we liquidate, dissolve or wind-up our company, before any amounts are distributed to holders of common stock; and

        - 1,000 times the aggregate amount received per share of common stock in the event of any consolidation, merger, combination or other similar transaction

         These rights of the Series A Preferred Stock are protected by customary antidilution provisions which automatically increase dividend, liquidation, merger and voting rights in proportion to increases in common stock resulting from stock dividends, stock splits and similar transactions. These rights are proportionately decreased in the event of the decreases in common stock resulting from reverse stock splits and similar transactions.

         We may not materially alter or change the powers, preferences or special rights of the Series A Preferred Stock which would adversely affect such shares without the vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

         We have summarized certain terms and provisions of the Rights and the Series A Preferred Stock in this section. This summary is not complete. You should read our Rights Agreement and the Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, which we have filed with the Securities and Exchange Commission, for additional information, including definitions of certain terms.


                              Plan of Distribution

         We are offering 2,150,000 shares of our common stock to the purchasers listed in the section entitled "Purchasers in this Offering" on page S-7 pursuant to this prospectus supplement and accompanying prospectus at a negotiated purchase price of $10.00 per share.

         Morgan Keegan & Company Inc. is acting as our broker in this offering and will receive a commission of $0.04 per share, or $86,000 in the aggregate, in connection with this transaction. We will not pay any other compensation in connection with this sale of our common stock.

Prospectus
                                  $300,000,000

                            BUCKEYE TECHNOLOGIES INC.

                                 Debt Securities

                                 Preferred Stock

                                  Common Stock

                                    Warrants

                                     Rights

                               Purchase Contracts

                                      Units

                                   -----------

         Buckeye Technologies Inc. may offer and sell debt securities, shares of preferred stock, shares of common stock, warrants, rights, purchase contracts and units. These securities may be offered and sold from time to time for an aggregate offering price of up to $300,000,000. We will provide the specific terms and the initial public offering prices of these securities in an accompanying prospectus supplement.

         We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement. See "Risk Factors" beginning on page 7 to read about factors you should consider before investing in the securities.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                      The date of this prospectus is April 18, 2002.

                                TABLE OF CONTENTS

About This Prospectus.......................................................2
Where You Can Find More Information.........................................2
Summary.....................................................................4
Risk Factors................................................................7
A Warning About Forward-Looking Statements.................................12
Ratios of Earnings to Fixed Charges........................................13
Use of Proceeds............................................................13
Legal Ownership............................................................13
Description of Debt Securities We May Offer................................15
Description of Preferred Stock We May Offer................................24
Description of Common Stock We May Offer...................................25
Description of Warrants We May Offer.......................................30
Description of Rights We May Offer.........................................31
Description of Purchase Contracts We May Offer.............................32
Description of Units We May Offer..........................................32
Plan of Distribution.......................................................33
Legal Matters..............................................................33
Experts....................................................................33


        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                              About This Prospectus

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to in this document as the "SEC," using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total of $300,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                       Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

        -       Our Annual Report on Form 10-K for the year ended June 30, 2001

        - Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001

        - The description of our common stock and preferred share purchase rights contained in Amendment No. 2 to the Registration Statement on Form S-1 filed on November 20, 1995 with regard to our common stock.

         You may request a copy of these filings, at no cost, by writing or telephoning:

                  Buckeye Technologies Inc.
                  1001 Tillman Street
                  Memphis, Tennessee 38112
                  Attention: Shirley Spears
                  Telephone: (901) 320-8100
                  Facsimile: (901) 320-8836
                  E-mail:  info@bkitech.com

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     Summary

         This summary highlights information about the company and the offering. Because this is a summary, it may not contain all the information that may be important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 7, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement. Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" and Buckeye" refer to Buckeye Technologies Inc. and its direct and indirect subsidiaries.

                                   Who We Are

         Headquartered in Memphis, Tennessee, Buckeye is a leading manufacturer and worldwide marketer of value-added cellulose-based specialty products. We utilize our expertise in polymer chemistry and our state-of-the-art manufacturing facilities to develop and produce innovative proprietary products for our customers. We sell our products to a wide array of technically demanding niche markets in which our proprietary products and commitment to customer technical service give us a competitive advantage. We are the world's only manufacturer offering cellulose-based specialty products made from both wood and cotton utilizing wetlaid technology and also offering products made from wood utilizing airlaid technology. We believe that we have leading positions in most of the markets in which we compete.

                Our strategy is to:

        -       focus on technically demanding niche markets,
        -       develop proprietary product innovations, and
        -       strengthen long-term alliances with customers.

                Our products can be broadly grouped into three categories:

        -       chemical cellulose,
        -       absorbent products, and
        -       customized paper.

         The chemical cellulose and customized paper are derived from wood and cotton cellulose materials using wetlaid technologies. Fluff pulps are derived from wood using wetlaid technology. The airlaid nonwovens materials are derived from wood pulps using airlaid technology. Below is a breakdown of major product categories, percentage of related sales, and the related attributes and applications for our products.


                               % of
                               Fiscal
Product Groups               2001 Sales    Unique Product Attributes            End Use of Applications
--------------------------- ------------ ------------------------------------   -------------------------------------------
Chemical Cellulose              30%

Food Casings                             Purity and strength                    Hot dog and sausage casings

Rayon Filament                           Strength and heat stability            Coat linings, fashion wear, and tire,
                                                                                belt, and hose reinforcement

Ethers                                   High viscosity, purity, and            Thickeners for food, cosmetics,
                                         solution clarity                       pharmaceuticals, and construction
                                                                                materials

Acetate                                  Permanent transparency and             LCD screens, high clarity plastics, and
                                         uniformity                             photographic film
--------------------------- ------------ ------------------------------------ -------------------------------------------
Absorbent Products              53%

Fluff Pulp                                Absorbency and fluid transport        Disposable diapers, feminine hygiene
                                                                                products, and adult incontinence products

Airlaid Nonwovens                         Absorbency, fluid management, and     Feminine hygiene products, wipes, table
                                          strength                              top items, food pads, and household
                                                                                cleaning products
--------------------------- ------------ ------------------------------------ -------------------------------------------
Customized Paper                17%

Filters                                   High porosity and product life        Automotive, laboratory, and industrial
                                                                                filters

Premium Papers                            Aesthetics, color permanence, and     Letterhead, currency, stock certificates,
                                          tear resistance                       and personal stationery
--------------------------- ------------ ------------------------------------ -------------------------------------------


                         The Securities We Are Offering

        We may offer any of the following securities from time to time:

        -        debt securities

        -        preferred stock

        -        common stock

        -        warrants

        -        rights

        -        purchase contracts

        -        units

         This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

                                  Risk Factors

         Investing in our securities involves risks. You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors" beginning on page 7 for a discussion of certain risks involved with an investment in the offering.

                                   Our Address

         Buckeye Technologies Inc. was incorporated in the State of Delaware in 1992. Our principal executive offices are located at 1001 Tillman Street, Memphis, Tennessee 38112. Our telephone number is (901) 320-8100, our facsimile number is (901) 320-8836 and our e-mail address is info@bkitech.com.

                                  Risk Factors


          Before you purchase our securities, you should carefully consider these risk factors, as well as the other information contained in this prospectus. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse events described in the "Risk Factors" section actually occurs, our business, results of operations and financial condition could be materially adversely affected; the trading price, if any, of our securities could decline; and you might lose all or part of your investment.

Risks related to our business

Our substantial indebtedness could adversely affect our financial health.

           We have a high level of debt. As of December 31, 2001, our total debt was approximately $681 million and our total debt, as a percentage of total capitalization, was 75%. Our high level of debt could have a significant adverse future effect on our business. For example:

        - we may have limited ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, research and development costs or other purposes;

        - a substantial portion of our cash flow may be used to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other purposes;

        - our senior credit facility covenants require us to meet certain financial objectives and impose other significant restrictions on business operations. These covenants and the covenants contained in the indentures governing our senior subordinated notes will limit our ability to borrow additional funds or dispose of assets and limit our flexibility in planning for and eacting to changes in our business;

        - we may be more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

        - our high debt level and the various covenants contained in the indentures related to our senior subordinated notes and the documents governing our other existing indebtedness may place us at a relative competitive disadvantage as compared to certain of our competitors; and

        - our interest rate swap agreement and borrowings under our senior credit facility and our receivables based credit facility are at floating rates of interest, which could result in higher interest expense in the event of an increase in interest rates.

          Our ability to pay principal of and interest on our senior subordinated notes, to service our other debt and to refinance indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

         We cannot assure you that we will generate sufficient cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, certain alternative strategies will require the consent of our senior secured lenders before we engage in any such strategy.

Our bank credit facility imposes significant restrictions on our business.

         We entered into a revolving credit facility on April 16, 2001, providing for borrowings up to $215 million. This facility matures on March 31, 2005. We amended this facility on September 7, 2001 to modify the financial covenants for the period September 30, 2001 through September 30, 2002 and to place restrictions on certain expenditures, including the repurchase of treasury shares and other new indebtedness at any time that total leverage exceeds 3.5x EBITDA (earnings before interest, taxes, depreciation and amortization). Due to difficult economic conditions, we believe we will not be in compliance with some of the existing financial covenants under this facility as of March 31, 2002. We are presently engaged in negotiations with our lenders to amend the financial covenants through June 30, 2003, and other terms of the facility in order to avoid an event of default and to provide greater financial flexibility. While we believe we will be successful in these negotiations, we cannot assure you that these negotiations will be successful and that we will avoid an event of default.

         In the event of a default, depending upon the actions taken by the lenders under the facility, we could be prohibited from making any payments of principal, premium, if any, or interest on securities which are subordinate to the facility, including certain offered securities. In addition, the lenders could elect to declare all amounts borrowed under the facility, together with accrued and unpaid interest, to be due and payable. These restrictions, in combination with our leverage, could limit our ability to respond to changing market and economic conditions and to provide for capital expenditures. If we are unable to generate sufficient cash flow from operations, we may be required to refinance outstanding debt or to obtain additional financing. We cannot assure you that a refinancing would be possible or that any additional financing could be obtained on acceptable terms.

If we cannot maintain the fixed charge coverage ratio as required by the indentures related to our senior subordinated notes, our ability to incur additional indebtedness to fund our operations would be restricted.

         The indentures governing our senior subordinated notes specify that if our fixed charge ratio, as defined by those indentures, falls below 2:1, then our debt is limited to "permitted indebtedness," also defined in the indentures, until the ratio again equals or exceeds 2:1. If operating earnings do not improve from the level achieved during the first six months of this fiscal year, this ratio, which is measured on a rolling four-quarter basis, will fall below 2:1 by June 30, 2002. Since we have utilized substantially all of the permitted indebtedness allowed under the indentures maturing in 2005 and 2008, the effect of falling below this ratio would be to prevent us from incurring any additional debt until the ratio is again equal to or greater than 2:1. Additionally, if the ratio were less than 2:1, our availability under our receivables based credit facility would be capped at $25 million instead of $30 million, until the ratio is again equal to or greater than 2:1. We would not be required to repay any of our outstanding debt, and falling below the 2:1 ratio would not create an event of default under any of our credit facilities or our indentures.

         We cannot assure you that if the fixed charge coverage ratio falls below 2:1, resulting in a $5 million decrease in credit availability under our receivables based credit facility, our cash flow from operations along with borrowings under our credit facilities will be sufficient to fund capital expenditures (expected to total $40 million for this fiscal year), meet operating expenses and service all debt requirements for the foreseeable future.

If our significant customer fails to perform under our supply agreements, our business could be adversely impacted.

         Procter & Gamble is our largest single customer. We supply Procter & Gamble with fluff pulp and airlaid nonwovens on supply agreements that run through calendar year 2002. While Procter & Gamble has previously accounted for a higher percentage of our total revenues, sales to Procter & Gamble are estimated to account for approximately 17% of our sales in calendar year 2002. In the event that Procter & Gamble fails to perform under these supply agreements for any reason or fails to continue to purchase these products from us in substantial volume, our results of operations and financial condition could be materially and adversely affected.

Market fluctuations in the availability and cost of raw materials is beyond our control and may adversely impact our business.

         Amounts we pay for wood and cotton fiber represent the largest component of our variable costs of production. The availability and cost of these materials are subject to market fluctuations caused by factors beyond our control, including weather conditions. Significant decreases in availability or increases in the cost of wood or cotton fiber, to the extent not reflected in the prices for our products, could materially and adversely affect our business, results of operations and financial condition.

Compliance with extensive general and industry specific environmental laws and regulations requires significant resources, and the significant associated costs may adversely impact our business.

         Our operations are subject to extensive general and industry specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with these laws and regulations. We expect that, due to the nature of our operations, we will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with these requirements. Because it is difficult to predict the scope of future requirements, there can be no assurance that we will not in the future incur material environmental compliance costs or liabilities.

         Our plant in Perry, Florida, which we call the "Foley Plant," discharges treated wastewater into the Fenholloway River. Under the terms of an agreement with the Florida Department of Environmental Protection, approved by the U.S. Environmental Protection Agency , which we call the "EPA," in 1995, we agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law. We call this agreement the "Fenholloway Agreement." It requires us, among other things,

        - to make process changes within the Foley Plant to reduce the coloration of its wastewater discharge,

        -        to restore certain wetlands areas,

        - to relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river and

        - to provide oxygen enrichment to the treated wastewater prior to discharge.

 We have already made significant expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and we estimate, based on 1997 projections, we may incur additional capital expenditures of approximately $40 million through fiscal 2005 to comply with our remaining obligations under the Fenholloway Agreement.

         The EPA has requested additional environmental studies to identify possible alternatives to the relocation of the wastewater discharge point and to determine the most cost-effective technologies available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. We have completed the process changes within the Foley Plant as required by the Fenholloway Agreement. The other requirements of the Fenholloway Agreement have been deferred until the EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures required to complete any remaining modifications may be delayed, and the total capital expenditures may increase if costs increase or if we are required by the "cluster rules" to implement other technologies.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA is proposing boiler air emission standards that could be applicable to the Foley Plant. It is not possible to accurately estimate the cost of future compliance, but substantial capital expenditures could be required in fiscal year 2004 and thereafter. These possible expenditures could have a material adverse effect on our business, results of operations or financial condition.

Because approximately 75% of our sales are to customers outside the United States, we are subject to the economic and political conditions of foreign nations.

         We have manufacturing facilities in five countries and sell products in approximately 50 countries. For the fiscal year ended June 30, 2001, sales of our products outside the United States represented approximately 75% of our sales. The weak global economy and the strong U. S. dollar have recently negatively impacted our sales and may continue to do so in the future. In addition, although approximately 90% of our sales are denominated in U.S. dollars, it is possible that as we expand globally, we will face increased risks associated with operating in foreign countries, including:

        - the risk that foreign currencies will be devalued or that currency exchange rates will fluctuate;

        - the risk that limitations will be imposed on our ability to convert foreign currencies into U.S. dollars or on our foreign subsidiaries' ability to remit dividends and other payments to the United States;

        - the risk that our foreign subsidiaries will be required to pay withholding or other taxes on remittances and other payments to us or that the amount of any such taxes will be increased;

        - the risk that the U. S. tax laws are changed so that the Foreign Sales Corporation (FSC) and/or the Extraterritorial Income Exclusion (EIE) are eliminated, or their benefits are substantially reduced, which would increase our taxes;

        - the risk that certain foreign countries may experience hyperinflation; and

        - the risk that foreign governments may impose or increase investment or other restrictions affecting our business.

Exposure to commodity products creates volatility in pricing and profits.

         If our research and development efforts do not result in the commercialization of new, proprietary products, we will continue to have significant exposure to fluff pulp and other commodity products, which could result in volatility in sales prices and profits.

If our negotiations with the representatives of the unions, to which many of our employees belong, are not successful, our operations could be subject to interruptions at many of our facilities.

         On December 31, 2001, we employed approximately 2,075 individuals at our facilities. We have collective bargaining agreements in place at the Foley Plant (which has approximately 520 hourly employees) with the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, Local No. 1192; at our cotton cellulose plant in Memphis, Tennessee (the "Memphis Plant" which has approximately 165 hourly employees) with Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO; and at our airlaid plant in Vancouver, Canada (the "Delta Plant" which has approximately 100 hourly employees) with the Communication, Energy and Paperworkers Union of Canada, Local 433. The preceding labor agreements expire as follows: Foley Plant, April 1, 2002; Memphis Plant, March 18, 2003; and the Delta Plant, June 30, 2003. A Works Council provides employee representation for non-management workers at our cotton cellulose plants in Glueckstadt, Germany and Americana, Brazil, and our airlaid plant in Steinfurt, Germany. Our plants in Gaston, Lumberton and King, North Carolina and Cork, Ireland are not unionized. An extended interruption of operations at any of our facilities could have a material adverse effect on our business.

Risks related to our industry

We are subject to the cyclicality of our industry.

         The demand and pricing of our products, particularly fluff pulp, are influenced by the much larger market for papermaking pulps which is highly cyclical. The markets for most cellulose and absorbent products are sensitive to both changes in general global economic conditions and to changes in industry capacity. Both of these factors are beyond our control. The price of these products can fluctuate significantly when supply and demand become imbalanced for any reason. Our financial performance can be heavily influenced by these pricing fluctuations and the general cyclicality of the industries in which we compete. We cannot assure you that current prices will be maintained, that any price increases will be achieved, or that industry capacity utilization will reach favorable levels. The demand, cost and prices for our products may thus fluctuate substantially in the future and downturns in market conditions could have a material adverse effect on our business, results of operations and financial condition.

Risks related to the securities we may offer

The debt securities and the debt securities issuable upon the exercise of warrants will be subordinated.

         The debt securities and debt securities issued upon exercise of debt warrants will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the debt securities due to an event of default under the indenture and in other limited events, our assets will be available to pay obligations on the debt securities only after all senior indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the outstanding debt securities. The debt securities also will be effectively subordinated to the liabilities, including trade payables, of any of our subsidiaries. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the debt securities could suffer. We and our subsidiaries may from time to time incur additional debt, including senior indebtedness, and other liabilities. For more information, see the section entitled "Description of Debt Securities We May Offer."

Holders of common and preferred stock are subordinate to holders of debt securities.

         In the event of a liquidation of the company, holders of common and preferred stock are not entitled to a liquidation preference ahead of holders of debt securities. Accordingly, in the event of a liquidation, holders of common and preferred stock may lose their entire investment.

A public market may not develop for the debt securities or preferred stock.

         In the event either debt securities or preferred stock is issued, it is possible there will be little or no trading market for these securities. The underwriters may advise us that they intend to make a market in the securities. However, the underwriters are not obligated to make a market and may discontinue this market making activity at any time without notice. In addition, market making activity by the underwriters will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. As a result, we cannot assure you that any market for the debt securities or preferred stock will develop or, if one does develop, that it will be maintained. If an active market for the debt securities or preferred stock fails to develop or be sustained, the trading price of the debt securities or preferred stock could be materially adversely affected.

Holding debt securities in the form of global securities may impair your ability to have securities registered in your own name or otherwise be recognized as a holder.

         As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         You should be aware that if securities are issued only in the form of global securities:

        -        You cannot get securities registered in your own name.

        - You cannot receive physical certificates for your interest in the securities.

        - You will be a "street name" holder and must look to your own bank or broker for forwarding payments on the securities and protection of your legal rights relating to the securities. See "Street name" and other indirect holders" on page 13.

        - You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

        - We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security.

        - We and the trustee also do not supervise the depositary in any way.

         Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but we do not know what that effect will be.

                   A Warning About Forward-Looking Statements

         Some of the matters discussed in this prospectus may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, and other factors. For further information on factors which could impact Buckeye and the statements in this prospectus, please refer to the public filings which we have referred to under the section entitled "Where You Can Find More Information."

                       Ratios of Earnings to Fixed Charges

          Our unaudited ratios of earnings to fixed charges are presented below. Earnings consist of net income or (loss) from operations before income taxes, the cumulative effect of change in accounting principles, plus fixed charges (excluding capitalized interest) and amortization of capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, capitalized interest and that portion of rental expense we believe to be representative of interest. During the six month period ended December 31, 2001, our earnings were insufficient to cover our fixed charges.

                                                             Year Ended June 30,                  Six Months Ended
                                                             ------------------                      December 31,
                                                                                                    ------------
                                                  1997     1998      1999      2000      2001           2001
                                                  ----     ----      ----      ----      ----           ----
Ratios of earnings to fixed charges               3.6x     3.1x      2.7x      3.0x      2.2x
                                                  ====     ====      ====      ====      ====
Coverage deficiency                                                                                  $(3,511,000)
                                                                                                     ============

                                 Use of Proceeds

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds of the offering will be used for general corporate purposes, including repayment of debt. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities.

                                 Legal Ownership

"Street Name" and other indirect holders

        Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. When we refer to the "holders" of securities, we mean only the actual legal holders of the securities. Holding securities in accounts at banks or brokers is called holding in "street name." If you hold securities in "street name," we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in "street name," you should check with your own institution to find out:

        -       how it handles securities payments and notices,

        -       whether it imposes fees or charges,

        -       how it would handle voting if ever required,

        - whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below, and

        - how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct holders

         Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in "street name" or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "street name" customer but does not do so.

Global securities

         A global security is a special type of indirectly held security, as described above under "'Street name' and other indirect holders." If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

         Special investor considerations for global securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         You should be aware that if securities are issued only in the form of global securities:

        -       You cannot get securities registered in your own name.

        - You cannot receive physical certificates for your interest in the securities.

        - You will be a "street name" holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See "Street name" and other indirect holders" on page 13.

        - You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

        - We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security.

        - We and the trustee also do not supervise the depositary in any away.

         Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but we do not know what that effect will be.

         Special situations when a global security will be terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in "street name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. The rights of "street name" investors and direct holders in the securities have been previously described in the subsections entitled "'Street name' and other indirect holders" and "Direct holders" on page 13.

         The special situations for termination of a global security are:

        - When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

        - When an Event of Default on the securities has occurred and has not been cured. Defaults are discussed later under "Default and related matters" on page 22.

         The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

         In the remainder of this description "you" means direct holders and not "street name" or other indirect holders of securities. Indirect holders should read the previous subsection on page 13 entitled "'Street name' and other indirect holders."

                   Description of Debt Securities We May Offer

         As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the "indenture." The indenture is a contract between us and _____________, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page __ under "Remedies if an event of default occurs."

         Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

         The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" on page 2 on how to obtain a copy.

         We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series.

         This section is a summary and describes the material provisions of the indenture. It does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of various terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

         We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

         As of December 31, 2001, we had outstanding approximately $150 million of our 8.5% Senior Subordinated Notes due 2005, $100 million of our 9.25% Senior

Subordinated Notes due 2008, and $150 million of our 8.0% Senior Subordinated Notes due 2010. The debt securities we may issue under this prospectus will be unsecured and subordinate to or pari passu with these notes.

         In addition, the material specific financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to debt securities of the series will describe the following terms of the debt securities:

        -       the title of the debt securities of the series;

        - any limit on the total principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

        - the date or dates on which the debt securities of the series will mature;

        - any annual rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue;

        - the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;

        - the place or places where the principal and any premium and interest will be payable;

        - any period or periods within which and the price or prices at which we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;

        - any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which we would be obligated to redeem the debt securities of the series under any obligation of this kind;

        - if other than integral multiples of $1,000, the denominations in which we will issue the debt securities of the series;

        - if other than U.S. dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;

        - any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

        - if we or you have a right to choose the currency or currency units in which payments on any of the debt securities of the series will be made, the currencies or currency units that we or you may elect, when the election may be made and the other specific terms of the right to make an election of this kind;

        - if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;

        - the applicability of the provisions described on page 21 under "Defeasance;"

        - if we will issue the debt securities of the series only in the form of global securities as described above under "Global securities" on page 14, the name of the depository for the debt securities of the series and the circumstances under which the global securities may be terminated and separate debt securities may be registered in the names of persons other than the depositary or its nominee if other than those circumstances described on page 14 under "Special situations when a global security will be terminated;" and

        - any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture.

         The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

         We may issue debt securities from time to time that are convertible into our common stock. If you hold convertible debt securities, you will be permitted from time to time as specified in the applicable prospectus supplement to convert your debt securities into shares of common stock at a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the applicable prospectus supplement.

         The general provisions of the indentures relating to our outstanding notes protect the holders of debt securities against transactions involving us, such as a change of control or a highly leveraged transaction that may adversely affect the holders of the securities. The provisions of the indentures relating to the event of a change of control require us to redeem the outstanding debt at 101% of the principal amount.

         We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation. This documentation may contain provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Overview of the remainder of this description

         The remainder of this description summarizes:

        - Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

        - your rights under several special situations, such as if we merge with another company or, if we want to change a term of the debt securities;

        - promises we make to you about how we will run our business, or business actions we promise not to take (known as "restrictive covenants"); and

        - your rights if we default or experience other financial difficulties.

Additional Mechanics

         Form, exchange and transfer. The debt securities will be issued:


        -       only in fully registered form;

        -       without interest coupons; and

        - in denominations that are even multiples of $1,000 unless otherwise specified in a prospectus supplement.

         You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

         You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar." The security registrar will also perform transfers.

         You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

         If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

         Payment and paying agents. We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called "accrued interest."

         We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at ________, New York, New York. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

         "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents." We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

         Notices. We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records.

         Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

         Mergers and similar events. Except as we may be limited by our senior credit facility and our senior subordinated notes, we are generally permitted to consolidate or merge with another company or firm, to sell substantially all of our assets to another firm, or to buy substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

        - Where we merge out of existence or sell our assets, the other company or firm must agree to be legally responsible for the debt securities.

        - The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 22 under "Events of default." A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

        - It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called "liens," as discussed later on page 20 under "Restrictive covenants -- Restrictions on liens." If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

        - We must deliver certain certificates and other documents to the trustee.

        - We must satisfy any other requirements specified in the prospectus supplement.

         Modification and waiver. There are three types of changes we can make to the indenture and the debt securities.

         1. Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

        - change the stated maturity of the principal or interest on a debt security;

        -       reduce any amounts due on a debt security;

        - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default,

        -       change the place or currency of payment on a debt security;

        -       impair your right to sue for payment;

        - reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture,

        - reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults, and

        - modify any other aspect of the provisions dealing with modification and waiver of the indenture.

         2. Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. The same vote would be required for us to obtain a waiver of all or part of the restrictive covenants described under "Restrictive covenants" on page 20, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously on page 19 under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

         3. Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities in any material way.

         Further details concerning voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

        - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

        -       For debt securities whose principal amount is not known
                (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

        - For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

         Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later on page 21 under "Full defeasance."

         We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

         "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Restrictive covenants

         Restrictions on liens. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and the other direct holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called "liens."

         We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal manufacturing properties (including the new debt, the debt securities which we would so secure as described in the previous sentence, and all "attributable debt," as described under "Restriction on sales and leasebacks" below, that results from a sale and leaseback transaction involving principal manufacturing properties) is less than 10% of our consolidated net tangible assets.

         This restriction on liens does not apply to debt secured by certain types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include:

        - liens on the property of any of our principal subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became our principal subsidiary;

        -       liens in favor of us or our principal subsidiaries;

        - liens in favor of U.S. Governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;

        - liens on property that existed at the time we acquired the property (including property we may acquire through a merger or similar transaction) or that we granted in order to purchase the property (sometimes called "purchase money mortgages"); and

        -       liens on the buildings or property of our facilities.

         We can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

         We and our subsidiaries are permitted to have as much unsecured debt as we may choose.

         Restrictions on sales and leasebacks. We promise that neither we nor any of our principal subsidiaries will enter into any sale and leaseback transaction involving a principal manufacturing property, unless we comply with this restrictive covenant. A "sale and leaseback transaction" generally is an arrangement between us or a principal subsidiary and a bank, insurance company or other lender or investor where we or the principal subsidiary lease a property which was or will be sold by us or the principal subsidiary to that lender or investor more than 120 days after the completion of construction of the property and the beginning of its full operation.

         We can comply with this restrictive covenant in either of two different ways. First, we will be in compliance if we or our principal subsidiary could grant a lien on the principal manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restrictions on liens covenant described above on page 20. Second, we can comply if we retire an amount of funded debt, within 120 days of the transaction, equal to at least the net proceeds of the sale of the principal manufacturing property that we lease in the transaction or the fair value of that property (subject to credits for certain voluntary retirements of debt securities and funded debt we may make), whichever is greater.

         This restriction on sale and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our principal subsidiaries or between principal subsidiaries, or that involves a lease for a period of three years or less.

         Certain definitions relating to our restrictive covenants. Following are the meanings of the terms that are important in understanding the restrictive covenants previously described.

        - "attributable debt" means, in connection with any sale or leaseback transaction, the lesser of (i) the fair value of the property subject to the sale and leaseback transaction (as determined by our board of directors) and (ii) the total net amount of rent (discounted at a rate per annum equal to a composite rate of interest on all outstanding debt securities) that is required to be paid during the remaining term of the lease on this property.

        - "consolidated net tangible assets" is the total amount of assets (less reserves and certain other permitted deductible items), after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

        - "funded debt" means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

        - A "principal manufacturing property" is any building or other structure or facility, and the land on which it sits and its associated fixtures, that we or our principal subsidiaries use primarily for manufacturing or processing, other than a building, structure or other facility that our board of directors has determined is not of material importance to the total business that we and our principal subsidiaries conduct.

        - A "principal subsidiary" means any of Buckeye Florida Corporation; Buckeye Florida, Limited Partnership; BKI Holding Corporation; Buckeye Lumberton Inc.; Buckeye Technologies Ireland Ltd.; Merfin Systems Inc; Buckeye Holdings GmbH; BKI South America LLC; BKI Lending Inc.; and Buckeye Technologies Canada Inc.

Defeasance

         The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

         Full defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

        - We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        - There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

        - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

         If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

         Covenant defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

        - We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        - We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

         If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

        - Our promises regarding conduct of our business previously described under "Restrictive covenants" on page 20, and any other covenants applicable to the series of debt securities and described in the prospectus supplement.

        - The condition regarding the treatment of liens when we merge or engage in similar transactions, as previously described on page 18 under "Mergers and similar events."

        - The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later under "Default and related matters."

         If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and related matters

         Events of default. You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

         The term "event of default" means any of the following:

        - We do not pay the principal or any premium on a debt security on its due date.

        - We do not pay interest on a debt security within 30 days of its due date.

        -       We do not deposit any sinking fund payment on its due date.

        - We remain in breach of a restrictive covenant described beginning on page 20 or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

        - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

        - Any other event of default described in the prospectus supplement occurs.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

         Remedies if an event of default occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

         Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory protection from expenses and liability.
This protection is called an "indemnity."

         If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

         Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

        - You must give the trustee written notice that an event of default has occurred and remains uncured.

        - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

        - The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

        - The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

         "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

         We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Regarding the Trustee

         The Bank of New York currently acts as trustee under the indentures for our outstanding senior subordinated notes.

                   Description of Preferred Stock We May Offer

         Each series of preferred stock will have specific financial and other terms which will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to our charter.

         Our charter authorizes the board of directors to issue up to 10,000,000 shares of preferred stock, $.01 par value per share, in one or more series. As of December 31, 2001, we had neither designated nor issued shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding stock of Buckeye without the separate vote of holders of preferred stock as a class.

         Our board of directors is authorized to designate, for each series of preferred stock, the following items, among others:

        -       the maximum number of shares in the series;

        -       the designation of the series;

        - the dividend rate, or basis for determining such rate, if any, on the shares of the series;

        - whether dividends will be cumulative and, if so, from which date or dates;

        - whether the shares of the series will be redeemable and, if so, the dates, prices and other terms and conditions of redemption;

        - whether we will be obligated to purchase or redeem shares of the series pursuant to a sinking fund or otherwise, and the prices, periods and other terms and conditions upon which the shares of the series will be redeemed or purchased;

        - whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, the terms of adjustment, if any, and whether the shares of the series will be convertible or exchangeable at our option or the option of holders of preferred shares, or both;

        - whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of those voting rights;

        - the rights of the shares of the series in the event of the voluntary or involuntary liquidation, dissolution or winding up of Buckeye; and

        - any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

         The shares of preferred stock of any one series will be identical with each other except for the dates from which dividends will cumulate, if at all. The shares of preferred stock will be fully paid and nonassessable.

                    Description of Common Stock We May Offer

         This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

         We have summarized certain terms and provisions of the common stock in this section. The summary is not complete. We have also filed our Restated Certificate and our bylaws as exhibits to the registration statement. You should read our Restated Certificate and our bylaws for additional information before you buy any of the securities offered by this prospectus.

General

         Shares Outstanding. As of February 8, 2002, our authorized common stock was 100,000,000 shares, of which 34,763,900 shares were issued and outstanding.

         Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. We have never paid cash dividends on our common stock. We anticipate that for the foreseeable future, we will retain our earnings, if any.

         Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors (i.e., a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors).

         Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights (i.e., the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities). Each share of common stock does include a right to purchase Series A Preferred Stock if certain conditions occur. The conditions under which a holder may exercise that purchase right are discussed under the heading "-Rights Agreement" below.

         Listing. Our understanding shares of common stock are listed on the New York Stock Exchange under the symbol "BKI." Wachovia Bank serves as the transfer agent and registrar for the common stock.

         Fully Paid. The outstanding shares of common stock are fully paid and nonassessable (i.e., the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares). Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-takeover Provisions

         Certain provisions of our Restated Certificate, our Amended and Restated Bylaws and the Delaware General Corporation Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals to negotiate with our board of directors. These provisions may also make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

         Supermajority Vote for Certain Events. Our Restated Certificate provides that the affirmative vote of the holders of at least 75% of the outstanding shares of common stock, voting as a single class, is required to approve any merger or consolidation of our company with any other entity (other than a subsidiary of our company) or the sale, lease exchange or disposition of all or substantially all of our assets, taken as a whole. This provision may only be amended or repealed by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

         Classified Board. Our Restated Certificate provides that members of our board of directors are divided into three classes and serve staggered three-year terms. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed for cause. A majority of the directors then in office, though less than a quorum, or the sole remaining director, may fill any vacancy on the Board. These provisions of our Restated Certificate may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Blank Check Preferred Stock. Our Restated Certificate provides that our board of directors may at any time, without stockholder approval, issue one or more new series of Preferred Stock. In some cases, the issuance of Preferred Stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise or remove incumbent management. Preferred stock with special voting rights or other features issues to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

         Delaware Takeover Statute. We are subject to the "business combination" provisions of the Delaware General Corporation Law. In general, these provisions prohibit us from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction by which the person became an "interested stockholder," unless (i) the transaction is approved by our board of directors prior to the date such person becomes an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder," owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by our board of directors and authorized at an annual or special meeting of our stockholders by affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of our voting stock.

         Our board of directors has approved any acquisition of shares by Robert
E. Cannon, our Chief Executive Officer and Chairman of the Board, that would otherwise result in Mr. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including the Cannon Family Trust, becoming an "interested stockholder."

         No Action by Written Consent. Our Restated Certificate provides that stockholder action may only be taken at a duly called annual or special meeting of stockholders and not by written consent.

         Limitations on Who May Call a Special Meeting of Stockholders. Our Restated Certificate provides that a special meeting of our stockholders may only be called by a majority or our entire board of directors, our chairman or our president. Our stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

         Supermajority Vote to Amend Charter and Bylaws. Certain provisions of our Restated Certificate and our Amended and Restated Bylaws may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Procedures for Nomination of Directors and Stockholder Proposals. In addition to our board of directors, stockholders may nominate candidates for our board of directors. Our stockholders may also propose that business other than nominations to our board of directors to be considered at an annual meeting of stockholders. However, a stockholder must follow the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the nomination or proposal to our corporate secretary at least 60 days before a scheduled meeting of our stockholders. At least 80% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our Restated Certificate. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

         Amendment of Bylaws. Under our bylaws, our board of directors may alter, amend, change, add to or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

Rights Agreement

         Summary. In general, each share of common stock, including those that may be issued in an offering under this prospectus or upon the conversion of other securities offered under this prospectus, carries with it one preferred share purchase right (which we refer to in this prospects as a "Right"). If the Rights become exercisable, each Right entitles the registered holder to purchase one one-thousandth of a share of the Series A Preferred Stock, at a price of $60 per one one-thousandth share of the Series A Preferred Stock. We call this the "Purchase Price." Until a Right is exercised, the holder of the Right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the Right. The Rights will expire on November 28, 2005, unless we redeem or exchange them before then. The description and terms of the Rights are described in the Rights Agreement, dated as of November 17, 1995, as amended on April 22, 1997, between us and Wachovia Bank, as Rights Agent.

         A holder of common stock may exercise the Rights only under the circumstances described below. The Rights are designed to protect the interests of our company and stockholders against coercive takeover tactics. The Rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate the terms of any proposed takeover proposals that may be in the interests of our stockholders.

         Exercise of Rights Following a Distribution Date. Holders may exercise their Rights only following a "Distribution Date." A Distribution Date will occur upon the earlier of:

          (i) the day following the first date of public disclosure that a person or group other than an Exempt Person (as defined below in this paragraph) (an "Acquiring Person"), together with their affiliates and associates (other than Exempt Persons), has acquired or obtains the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date"); and

          (ii) the tenth business day after the date a person or group (other than an Exempt Person, our company and certain related entities) commences or publicly discloses an intention to commence a tender offer or exchange offer, which, if successful, would result in the beneficial ownership of 15% or more of the outstanding shares of common stock by such person or group, together with their affiliates and associates (other than Exempt Persons). Our board, with the concurrence of a majority of the Continuing Directors then in office, may defer the Distribution Date set forth in this clause (ii) to a specified later date or to an unspecified later date to be determined by a subsequent action or event.

However, a Distribution Date will not occur, and the Rights may not be exercised, as long as our board has the ability to redeem the Rights, as described below. An "Exempt Person" is defined under the Rights Agreement to include, among other things, Robert E. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including, without limitation, the Cannon Family Trust (the "Cannon Entities"), so long as the Cannon Entities do not collectively become the beneficial owners of 45% or more of the common stock.

         Until the Distribution Date (Or earlier redemption, exchange or expiration of the Rights),

        - the Rights will be transferable only with the common stock (except with the redemption of the Rights),

        - common stock certificates will contain a notation incorporating the Rights Agreement by reference, and

        - surrender for transfer of any certificates for common stock will also constitute a transfer of the Rights associated with the common stock represented by such certificate.

As soon as practicable after the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the Distribution Date. From and after the Distribution Date, these separate Rights certificates alone will evidence the Rights.

         If a person becomes an Acquiring Person, the Rights will "flip-in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of common stock having a market value of two times such Purchase Price. In addition, following a "flip-in," our board has the option of exchanging all or part of the Rights, except as provided below, for common stock. In the event that, following a "flip-in," we are acquired in a merger or other business combination in which the common stock does not remain outstanding or is exchanged or 50% or more of our consolidated assets or earning power is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of related transactions), the Rights will "flip-over" and entitle each holder (other than the Acquiring Person and certain related persons or transferees) of a Right to purchase, upon the exercise of the right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times the then-current Purchase Price.

         Rights Owned by an Acquiring Person. Any Rights beneficially owned at any time on or after the earlier of the Distribution Date and the Stock Acquisition Date by an Acquiring Person or an affiliate or associate (other than an Exempt Person) of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a "Triggering Event," and any such holder of such Rights will have no right to exercise such Rights or have such Rights exchanged as provided above. A "Triggering Event" will be deemed to occur in the event that any person becomes an Acquiring Person.

         Exchange of Rights. A majority of the Continuing Directors may at their option, at any time and from time to time after the occurrence of a Triggering Event, cause us to exchange, for all or part of the then-outstanding and exercisable Rights, shares of Common stock at an exchange ratio of one share of Common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Redemption of Rights. At any time prior to the earlier of the Stock Acquisition Date and the expiration date of the Rights, we may redeem all, but not less than all, of the Rights, at an redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Adjustment. The number of outstanding Rights, the number of shares of Series A Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights, and the Purchase Price are subject to adjustment
        - in the event of a stock dividend on the common stock payable in common stock or subdivision or combination of the common stock occurring, in any such case, prior to the Distribution Date,

        - upon the grant to holders of the Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price for the Series A Preferred Stock, or

        - upon the distribution to holders of the Series A Preferred Stock of other securities, cash (excluding regular periodic cash dividends), property, evidences of indebtedness or assets.

        Amendment of Rights Agreement. A majority of the Continuing Directors may supplement or amend the terms of the Rights, without the consent of the holders of the Rights, at any time before the Stock Acquisition Date
(including the date on which the Distribution Date will occur after announcement of commencement of a tender offer). On or after the Stock Acquisition Date, the Rights may be amended by a majority of the Continuing Directors without the consent of the holders of the Rights, only if the amendment cures ambiguities, corrects defective or inconsistent provisions, or does not adversely affect the interests of holders of the Rights. The affirmative vote of holders of a majority of the shares of common stock voting for or against a proposed amendment at a shareholders meeting is required to amend the terms of the Rights to change the Purchase Price, the Redemption Price, the number of shares of Series A Preferred Stock, other securities, cash or other property obtainable upon exercise of the Rights, or the expiration date of the Rights.

         Terms of the Series A Preferred Stock. Shares of Series A Preferred Stock will rank junior to all other series of our Preferred Stock, including the Preferred Shares offered under this prospectus, if our Board in creating such Preferred Stock, provides that they will rank senior to the Series A Preferred Stock. If our shareholders purchase Series A Preferred Stock, we cannot repurchase such stock from shareholders who do not want to resell it. Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, a quarterly cash dividend payment equal to the greater of
(i) $25.50 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends other than a dividend payable in share of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, before any amounts are distributing to holders of common stock. If the dividend is not paid on the Series A Preferred Stock in one or more quarters, no dividend may be paid on common stock until all previously unpaid dividends on Series A Preferred Stock have been paid.

         Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, for each such share owned:

        - 1,000 votes per share and will vote together with the common stock as one class, unless applicable law requires otherwise;

        - a liquidation payment equal to the greater of (i) $100 per share plus all accrued and unpaid dividends and (ii) an aggregate amount per share, equal to 1,000 times the aggregate amount to be distributed per share to holders of common stock, if we liquidate, dissolve or wind-up our company, before any amounts are distributed to holders of common stock; and

        - 1,000 times the aggregate amount received per share of common stock in the event of any consolidation, merger, combination or other similar transaction

        These rights of the Series A Preferred Stock are protected by customary antidilution provisions which automatically increase dividend, liquidation, merger and voting rights in proportion to increases in common stock resulting from stock dividends, stock splits and similar transactions. These rights are proportionately decreased in the event of the decreases in common stock resulting from reverse stock splits and similar transactions.

         We may not materially alter or change the powers, preferences or special rights of the Series A Preferred Stock which would adversely affect such shares without the vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

         We have summarized certain terms and provisions of the Rights and the Series A Preferred Stock in this section. This summary is not complete. You should read our Rights Agreement and the Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, which we have filed with the Securities and Exchange Commission, for additional information, including definitions of certain terms.

                      Description of Warrants We May Offer

         We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

         The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the appropriate prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

         The following description sets forth some of the general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of some of the provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions they contain of terms used.

General

         The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following where applicable:

        - the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

        - the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock with which the warrants are issued;

        - the procedures and conditions relating to the exercise of the warrants:

        - the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

        -       the offering price of the warrants, if any;

        - the date on which the right to exercise the warrants will commence and the date on which that right will expire;

        - a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

        - whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred or registered;

        -       call provisions of the warrants, if any;

        -       antidilution provisions of the warrants, if any; and

        -       any other material terms of the warrants.

Exercise of Warrants

         Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

         Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon then exercise of the warrants, and will not be entitled to:

        - in the case of warrants to purchase debt securities, payments of, premium, if any, or interest, if any, on the debt purchasable upon exercise; or

        - in the case of warrants to purchase equity securities, the right to or to receive dividend payments or similar distributions on the purchasable upon exercise.

Exchange of Warrant Certificates

         Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                       Description of Rights We May Offer

         We may issue rights for the purchase of shares of preferred stock or common stock. Each series of rights will be issued under a separate rights agreement between us and a bank or trust company, all as set forth in the prospectus supplement relating to the particular issue of rights. The bank or trust company will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

         The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

        - the date for determining the stockholders entitled to the rights distribution;

        - the aggregate number of shares of preferred stock or common stock upon exercise of these rights and the exercise price;

        -       the aggregate number of rights being issued;

        - the date, if any, on and after which these rights may be transferable separately;

        - the date on which the right to exercise these rights shall commence and the date on which this right shall expire;

        -       any special United States federal income tax consequences; and

        - any other terms of these rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

                 Description of Purchase Contracts We May Offer

         We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

         The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

                        Description of Units We May Offer

         We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

         Any applicable prospectus supplement will describe:

        - the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

        - any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

        - any material provisions of the governing unit agreement that differ from those described above.

                              Plan of Distribution

         We may sell the securities offered by this prospectus through agents, underwriters or dealers, directly or indirectly to one or more purchasers.

         The accompanying prospectus supplement will identify or describe:

        -       any underwriters, dealers or agents;

        -       their compensation;

        -       the net proceeds to Buckeye;

        -       the purchase price of the securities;

        -       the initial public offering price of the securities; and

        -       any exchange on which the securities are listed.

         Agents. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment to sell securities on a continuing basis.

         Underwriters. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Direct sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

                                  Legal Matters

         Baker, Donelson, Bearman & Caldwell, a professional corporation, will issue an opinion about the validity of the securities offered. The validity of the securities offered will be passed upon for the underwriters, dealers or agents, if any, by counsel named in the prospectus supplement.

                                     Experts

                  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference in our Annual Report on Form 10-K for the year ended June 30, 2001, as set forth in their report, which is incorporated by reference in this prospectus. Such consolidated financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Prospectus
                                  $300,000,000

                            BUCKEYE TECHNOLOGIES INC.

                                 Debt Securities

                                 Preferred Stock

                                  Common Stock

                                    Warrants

                                     Rights

                               Purchase Contracts

                                      Units

                                   -----------

         Buckeye Technologies Inc. may offer and sell debt securities, shares of preferred stock, shares of common stock, warrants, rights, purchase contracts and units. These securities may be offered and sold from time to time for an aggregate offering price of up to $300,000,000. We will provide the specific terms and the initial public offering prices of these securities in an accompanying prospectus supplement.

         We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement. See "Risk Factors" beginning on page 7 to read about factors you should consider before investing in the securities.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                      The date of this prospectus is April 18, 2002.

                                TABLE OF CONTENTS

About This Prospectus.......................................................2
Where You Can Find More Information.........................................2
Summary.....................................................................4
Risk Factors................................................................7
A Warning About Forward-Looking Statements.................................12
Ratios of Earnings to Fixed Charges........................................13
Use of Proceeds............................................................13
Legal Ownership............................................................13
Description of Debt Securities We May Offer................................15
Description of Preferred Stock We May Offer................................24
Description of Common Stock We May Offer...................................25
Description of Warrants We May Offer.......................................30
Description of Rights We May Offer.........................................31
Description of Purchase Contracts We May Offer.............................32
Description of Units We May Offer..........................................32
Plan of Distribution.......................................................33
Legal Matters..............................................................33
Experts....................................................................33


        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                              About This Prospectus

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to in this document as the "SEC," using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total of $300,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

                       Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus:

        -       Our Annual Report on Form 10-K for the year ended June 30, 2001

        - Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001

        - The description of our common stock and preferred share purchase rights contained in Amendment No. 2 to the Registration Statement on Form S-1 filed on November 20, 1995 with regard to our common stock.

         You may request a copy of these filings, at no cost, by writing or telephoning:

                  Buckeye Technologies Inc.
                  1001 Tillman Street
                  Memphis, Tennessee 38112
                  Attention: Shirley Spears
                  Telephone: (901) 320-8100
                  Facsimile: (901) 320-8836
                  E-mail:  info@bkitech.com

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     Summary

         This summary highlights information about the company and the offering. Because this is a summary, it may not contain all the information that may be important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 7, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement. Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" and Buckeye" refer to Buckeye Technologies Inc. and its direct and indirect subsidiaries.

                                   Who We Are

         Headquartered in Memphis, Tennessee, Buckeye is a leading manufacturer and worldwide marketer of value-added cellulose-based specialty products. We utilize our expertise in polymer chemistry and our state-of-the-art manufacturing facilities to develop and produce innovative proprietary products for our customers. We sell our products to a wide array of technically demanding niche markets in which our proprietary products and commitment to customer technical service give us a competitive advantage. We are the world's only manufacturer offering cellulose-based specialty products made from both wood and cotton utilizing wetlaid technology and also offering products made from wood utilizing airlaid technology. We believe that we have leading positions in most of the markets in which we compete.

                Our strategy is to:

        -       focus on technically demanding niche markets,
        -       develop proprietary product innovations, and
        -       strengthen long-term alliances with customers.

                Our products can be broadly grouped into three categories:

        -       chemical cellulose,
        -       absorbent products, and
        -       customized paper.

         The chemical cellulose and customized paper are derived from wood and cotton cellulose materials using wetlaid technologies. Fluff pulps are derived from wood using wetlaid technology. The airlaid nonwovens materials are derived from wood pulps using airlaid technology. Below is a breakdown of major product categories, percentage of related sales, and the related attributes and applications for our products.


                                % of
                               Fiscal
Product Groups               2001 Sales    Unique Product Attributes            End Use of Applications
--------------------------- ------------ ------------------------------------   -------------------------------------------
Chemical Cellulose              30%

Food Casings                             Purity and strength                    Hot dog and sausage casings

Rayon Filament                           Strength and heat stability            Coat linings, fashion wear, and tire,
                                                                                belt, and hose reinforcement

Ethers                                   High viscosity, purity, and            Thickeners for food, cosmetics,
                                         solution clarity                       pharmaceuticals, and construction
                                                                                materials

Acetate                                  Permanent transparency and             LCD screens, high clarity plastics, and
                                         uniformity                             photographic film
--------------------------- ------------ ------------------------------------ -------------------------------------------
Absorbent Products              53%

Fluff Pulp                                Absorbency and fluid transport        Disposable diapers, feminine hygiene
                                                                                products, and adult incontinence products

Airlaid Nonwovens                         Absorbency, fluid management, and     Feminine hygiene products, wipes, table
                                          strength                              top items, food pads, and household
                                                                                cleaning products
--------------------------- ------------ ------------------------------------ -------------------------------------------
Customized Paper                17%

Filters                                   High porosity and product life        Automotive, laboratory, and industrial
                                                                                filters

Premium Papers                            Aesthetics, color permanence, and     Letterhead, currency, stock certificates,
                                          tear resistance                       and personal stationery
--------------------------- ------------ ------------------------------------ -------------------------------------------


                         The Securities We Are Offering

        We may offer any of the following securities from time to time:

        -        debt securities

        -        preferred stock

        -        common stock

        -        warrants

        -        rights

        -        purchase contracts

        -        units

         This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

                                  Risk Factors

         Investing in our securities involves risks. You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors" beginning on page 7 for a discussion of certain risks involved with an investment in the offering.

                                   Our Address

         Buckeye Technologies Inc. was incorporated in the State of Delaware in 1992. Our principal executive offices are located at 1001 Tillman Street, Memphis, Tennessee 38112. Our telephone number is (901) 320-8100, our facsimile number is (901) 320-8836 and our e-mail address is info@bkitech.com.

                                  Risk Factors


          Before you purchase our securities, you should carefully consider these risk factors, as well as the other information contained in this prospectus. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse events described in the "Risk Factors" section actually occurs, our business, results of operations and financial condition could be materially adversely affected; the trading price, if any, of our securities could decline; and you might lose all or part of your investment.

Risks related to our business

Our substantial indebtedness could adversely affect our financial health.

           We have a high level of debt. As of December 31, 2001, our total debt was approximately $681 million and our total debt, as a percentage of total capitalization, was 75%. Our high level of debt could have a significant adverse future effect on our business. For example:

        - we may have limited ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, research and development costs or other purposes;

        - a substantial portion of our cash flow may be used to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other purposes;

        - our senior credit facility covenants require us to meet certain financial objectives and impose other significant restrictions on business operations. These covenants and the covenants contained in the indentures governing our senior subordinated notes will limit our ability to borrow additional funds or dispose of assets and limit our flexibility in planning for and eacting to changes in our business;

        - we may be more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

        - our high debt level and the various covenants contained in the indentures related to our senior subordinated notes and the documents governing our other existing indebtedness may place us at a relative competitive disadvantage as compared to certain of our competitors; and

        - our interest rate swap agreement and borrowings under our senior credit facility and our receivables based credit facility are at floating rates of interest, which could result in higher interest expense in the event of an increase in interest rates.

          Our ability to pay principal of and interest on our senior subordinated notes, to service our other debt and to refinance indebtedness when necessary depends on our financial and operating performance, each of which is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

         We cannot assure you that we will generate sufficient cash flow from operations or that we will be able to obtain sufficient funding to satisfy all of our obligations. If we are unable to pay our debts, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or prove adequate. Also, certain alternative strategies will require the consent of our senior secured lenders before we engage in any such strategy.

Our bank credit facility imposes significant restrictions on our business.

         We entered into a revolving credit facility on April 16, 2001, providing for borrowings up to $215 million. This facility matures on March 31, 2005. We amended this facility on September 7, 2001 to modify the financial covenants for the period September 30, 2001 through September 30, 2002 and to place restrictions on certain expenditures, including the repurchase of treasury shares and other new indebtedness at any time that total leverage exceeds 3.5x EBITDA (earnings before interest, taxes, depreciation and amortization). Due to difficult economic conditions, we believe we will not be in compliance with some of the existing financial covenants under this facility as of March 31, 2002. We are presently engaged in negotiations with our lenders to amend the financial covenants through June 30, 2003, and other terms of the facility in order to avoid an event of default and to provide greater financial flexibility. While we believe we will be successful in these negotiations, we cannot assure you that these negotiations will be successful and that we will avoid an event of default.

         In the event of a default, depending upon the actions taken by the lenders under the facility, we could be prohibited from making any payments of principal, premium, if any, or interest on securities which are subordinate to the facility, including certain offered securities. In addition, the lenders could elect to declare all amounts borrowed under the facility, together with accrued and unpaid interest, to be due and payable. These restrictions, in combination with our leverage, could limit our ability to respond to changing market and economic conditions and to provide for capital expenditures. If we are unable to generate sufficient cash flow from operations, we may be required to refinance outstanding debt or to obtain additional financing. We cannot assure you that a refinancing would be possible or that any additional financing could be obtained on acceptable terms.

If we cannot maintain the fixed charge coverage ratio as required by the indentures related to our senior subordinated notes, our ability to incur additional indebtedness to fund our operations would be restricted.

         The indentures governing our senior subordinated notes specify that if our fixed charge ratio, as defined by those indentures, falls below 2:1, then our debt is limited to "permitted indebtedness," also defined in the indentures, until the ratio again equals or exceeds 2:1. If operating earnings do not improve from the level achieved during the first six months of this fiscal year, this ratio, which is measured on a rolling four-quarter basis, will fall below 2:1 by June 30, 2002. Since we have utilized substantially all of the permitted indebtedness allowed under the indentures maturing in 2005 and 2008, the effect of falling below this ratio would be to prevent us from incurring any additional debt until the ratio is again equal to or greater than 2:1. Additionally, if the ratio were less than 2:1, our availability under our receivables based credit facility would be capped at $25 million instead of $30 million, until the ratio is again equal to or greater than 2:1. We would not be required to repay any of our outstanding debt, and falling below the 2:1 ratio would not create an event of default under any of our credit facilities or our indentures.

         We cannot assure you that if the fixed charge coverage ratio falls below 2:1, resulting in a $5 million decrease in credit availability under our receivables based credit facility, our cash flow from operations along with borrowings under our credit facilities will be sufficient to fund capital expenditures (expected to total $40 million for this fiscal year), meet operating expenses and service all debt requirements for the foreseeable future.

If our significant customer fails to perform under our supply agreements, our business could be adversely impacted.

         Procter & Gamble is our largest single customer. We supply Procter & Gamble with fluff pulp and airlaid nonwovens on supply agreements that run through calendar year 2002. While Procter & Gamble has previously accounted for a higher percentage of our total revenues, sales to Procter & Gamble are estimated to account for approximately 17% of our sales in calendar year 2002. In the event that Procter & Gamble fails to perform under these supply agreements for any reason or fails to continue to purchase these products from us in substantial volume, our results of operations and financial condition could be materially and adversely affected.

Market fluctuations in the availability and cost of raw materials is beyond our control and may adversely impact our business.

         Amounts we pay for wood and cotton fiber represent the largest component of our variable costs of production. The availability and cost of these materials are subject to market fluctuations caused by factors beyond our control, including weather conditions. Significant decreases in availability or increases in the cost of wood or cotton fiber, to the extent not reflected in the prices for our products, could materially and adversely affect our business, results of operations and financial condition.

Compliance with extensive general and industry specific environmental laws and regulations requires significant resources, and the significant associated costs may adversely impact our business.

         Our operations are subject to extensive general and industry specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with these laws and regulations. We expect that, due to the nature of our operations, we will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with these requirements. Because it is difficult to predict the scope of future requirements, there can be no assurance that we will not in the future incur material environmental compliance costs or liabilities.

         Our plant in Perry, Florida, which we call the "Foley Plant," discharges treated wastewater into the Fenholloway River. Under the terms of an agreement with the Florida Department of Environmental Protection, approved by the U.S. Environmental Protection Agency , which we call the "EPA," in 1995, we agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law. We call this agreement the "Fenholloway Agreement." It requires us, among other things,

        - to make process changes within the Foley Plant to reduce the coloration of its wastewater discharge,

        -        to restore certain wetlands areas,

        - to relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river and

        - to provide oxygen enrichment to the treated wastewater prior to discharge.

 We have already made significant expenditures to make certain in-plant process changes required by the Fenholloway Agreement, and we estimate, based on 1997 projections, we may incur additional capital expenditures of approximately $40 million through fiscal 2005 to comply with our remaining obligations under the Fenholloway Agreement.

         The EPA has requested additional environmental studies to identify possible alternatives to the relocation of the wastewater discharge point and to determine the most cost-effective technologies available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. We have completed the process changes within the Foley Plant as required by the Fenholloway Agreement. The other requirements of the Fenholloway Agreement have been deferred until the EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures required to complete any remaining modifications may be delayed, and the total capital expenditures may increase if costs increase or if we are required by the "cluster rules" to implement other technologies.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA is proposing boiler air emission standards that could be applicable to the Foley Plant. It is not possible to accurately estimate the cost of future compliance, but substantial capital expenditures could be required in fiscal year 2004 and thereafter. These possible expenditures could have a material adverse effect on our business, results of operations or financial condition.

Because approximately 75% of our sales are to customers outside the United States, we are subject to the economic and political conditions of foreign nations.

         We have manufacturing facilities in five countries and sell products in approximately 50 countries. For the fiscal year ended June 30, 2001, sales of our products outside the United States represented approximately 75% of our sales. The weak global economy and the strong U. S. dollar have recently negatively impacted our sales and may continue to do so in the future. In addition, although approximately 90% of our sales are denominated in U.S. dollars, it is possible that as we expand globally, we will face increased risks associated with operating in foreign countries, including:

        - the risk that foreign currencies will be devalued or that currency exchange rates will fluctuate;

        - the risk that limitations will be imposed on our ability to convert foreign currencies into U.S. dollars or on our foreign subsidiaries' ability to remit dividends and other payments to the United States;

        - the risk that our foreign subsidiaries will be required to pay withholding or other taxes on remittances and other payments to us or that the amount of any such taxes will be increased;

        - the risk that the U. S. tax laws are changed so that the Foreign Sales Corporation (FSC) and/or the Extraterritorial Income Exclusion (EIE) are eliminated, or their benefits are substantially reduced, which would increase our taxes;

        - the risk that certain foreign countries may experience hyperinflation; and

        - the risk that foreign governments may impose or increase investment or other restrictions affecting our business.

Exposure to commodity products creates volatility in pricing and profits.

         If our research and development efforts do not result in the commercialization of new, proprietary products, we will continue to have significant exposure to fluff pulp and other commodity products, which could result in volatility in sales prices and profits.

If our negotiations with the representatives of the unions, to which many of our employees belong, are not successful, our operations could be subject to interruptions at many of our facilities.

         On December 31, 2001, we employed approximately 2,075 individuals at our facilities. We have collective bargaining agreements in place at the Foley Plant (which has approximately 520 hourly employees) with the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO, Local No. 1192; at our cotton cellulose plant in Memphis, Tennessee (the "Memphis Plant" which has approximately 165 hourly employees) with Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO; and at our airlaid plant in Vancouver, Canada (the "Delta Plant" which has approximately 100 hourly employees) with the Communication, Energy and Paperworkers Union of Canada, Local 433. The preceding labor agreements expire as follows: Foley Plant, April 1, 2002; Memphis Plant, March 18, 2003; and the Delta Plant, June 30, 2003. A Works Council provides employee representation for non-management workers at our cotton cellulose plants in Glueckstadt, Germany and Americana, Brazil, and our airlaid plant in Steinfurt, Germany. Our plants in Gaston, Lumberton and King, North Carolina and Cork, Ireland are not unionized. An extended interruption of operations at any of our facilities could have a material adverse effect on our business.

Risks related to our industry

We are subject to the cyclicality of our industry.

         The demand and pricing of our products, particularly fluff pulp, are influenced by the much larger market for papermaking pulps which is highly cyclical. The markets for most cellulose and absorbent products are sensitive to both changes in general global economic conditions and to changes in industry capacity. Both of these factors are beyond our control. The price of these products can fluctuate significantly when supply and demand become imbalanced for any reason. Our financial performance can be heavily influenced by these pricing fluctuations and the general cyclicality of the industries in which we compete. We cannot assure you that current prices will be maintained, that any price increases will be achieved, or that industry capacity utilization will reach favorable levels. The demand, cost and prices for our products may thus fluctuate substantially in the future and downturns in market conditions could have a material adverse effect on our business, results of operations and financial condition.

Risks related to the securities we may offer

The debt securities and the debt securities issuable upon the exercise of warrants will be subordinated.

         The debt securities and debt securities issued upon exercise of debt warrants will be unsecured and subordinated in right of payment to all of our existing and future senior indebtedness. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the debt securities due to an event of default under the indenture and in other limited events, our assets will be available to pay obligations on the debt securities only after all senior indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the outstanding debt securities. The debt securities also will be effectively subordinated to the liabilities, including trade payables, of any of our subsidiaries. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the debt securities could suffer. We and our subsidiaries may from time to time incur additional debt, including senior indebtedness, and other liabilities. For more information, see the section entitled "Description of Debt Securities We May Offer."

Holders of common and preferred stock are subordinate to holders of debt securities.

         In the event of a liquidation of the company, holders of common and preferred stock are not entitled to a liquidation preference ahead of holders of debt securities. Accordingly, in the event of a liquidation, holders of common and preferred stock may lose their entire investment.

A public market may not develop for the debt securities or preferred stock.

         In the event either debt securities or preferred stock is issued, it is possible there will be little or no trading market for these securities. The underwriters may advise us that they intend to make a market in the securities. However, the underwriters are not obligated to make a market and may discontinue this market making activity at any time without notice. In addition, market making activity by the underwriters will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. As a result, we cannot assure you that any market for the debt securities or preferred stock will develop or, if one does develop, that it will be maintained. If an active market for the debt securities or preferred stock fails to develop or be sustained, the trading price of the debt securities or preferred stock could be materially adversely affected.

Holding debt securities in the form of global securities may impair your ability to have securities registered in your own name or otherwise be recognized as a holder.

         As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         You should be aware that if securities are issued only in the form of global securities:

        -        You cannot get securities registered in your own name.

        - You cannot receive physical certificates for your interest in the securities.

        - You will be a "street name" holder and must look to your own bank or broker for forwarding payments on the securities and protection of your legal rights relating to the securities. See "Street name" and other indirect holders" on page 13.

        - You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

        - We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security.

        - We and the trustee also do not supervise the depositary in any way.

         Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but we do not know what that effect will be.

                   A Warning About Forward-Looking Statements

         Some of the matters discussed in this prospectus may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices, and other factors. For further information on factors which could impact Buckeye and the statements in this prospectus, please refer to the public filings which we have referred to under the section entitled "Where You Can Find More Information."

                       Ratios of Earnings to Fixed Charges

          Our unaudited ratios of earnings to fixed charges are presented below. Earnings consist of net income or (loss) from operations before income taxes, the cumulative effect of change in accounting principles, plus fixed charges (excluding capitalized interest) and amortization of capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs, capitalized interest and that portion of rental expense we believe to be representative of interest. During the six month period ended December 31, 2001, our earnings were insufficient to cover our fixed charges.

                                                             Year Ended June 30,                  Six Months Ended
                                                             ------------------                      December 31,
                                                                                                    ------------
                                                  1997     1998      1999      2000      2001           2001
                                                  ----     ----      ----      ----      ----           ----
Ratios of earnings to fixed charges               3.6x     3.1x      2.7x      3.0x      2.2x
                                                  ====     ====      ====      ====      ====
Coverage deficiency                                                                                  $(3,511,000)
                                                                                                     ============

                                 Use of Proceeds

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds of the offering will be used for general corporate purposes, including repayment of debt. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities.

                                 Legal Ownership

"Street Name" and other indirect holders

        Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. When we refer to the "holders" of securities, we mean only the actual legal holders of the securities. Holding securities in accounts at banks or brokers is called holding in "street name." If you hold securities in "street name," we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in "street name," you should check with your own institution to find out:

        -       how it handles securities payments and notices,

        -       whether it imposes fees or charges,

        -       how it would handle voting if ever required,

        - whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below, and

        - how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct holders

         Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in "street name" or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "street name" customer but does not do so.

Global securities

         A global security is a special type of indirectly held security, as described above under "'Street name' and other indirect holders." If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary." Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

         Special investor considerations for global securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         You should be aware that if securities are issued only in the form of global securities:

        -       You cannot get securities registered in your own name.

        - You cannot receive physical certificates for your interest in the securities.

        - You will be a "street name" holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See "Street name" and other indirect holders" on page 13.

        - You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

        - We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security.

        - We and the trustee also do not supervise the depositary in any away.

         Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but we do not know what that effect will be.

         Special situations when a global security will be terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in "street name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. The rights of "street name" investors and direct holders in the securities have been previously described in the subsections entitled "'Street name' and other indirect holders" and "Direct holders" on page 13.

         The special situations for termination of a global security are:

        - When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

        - When an Event of Default on the securities has occurred and has not been cured. Defaults are discussed later under "Default and related matters" on page 22.

         The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

         In the remainder of this description "you" means direct holders and not "street name" or other indirect holders of securities. Indirect holders should read the previous subsection on page 13 entitled "'Street name' and other indirect holders."

                   Description of Debt Securities We May Offer

         As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the "indenture." The indenture is a contract between us and _____________, which acts as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page __ under "Remedies if an event of default occurs."

         Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

         The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture has been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" on page 2 on how to obtain a copy.

         We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all the material terms of the debt securities that are common to all series unless otherwise indicated in the prospectus supplement relating to a particular series.

         This section is a summary and describes the material provisions of the indenture. It does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of various terms used in the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

         We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

         As of December 31, 2001, we had outstanding approximately $150 million of our 8.5% Senior Subordinated Notes due 2005, $100 million of our 9.25% Senior

Subordinated Notes due 2008, and $150 million of our 8.0% Senior Subordinated Notes due 2010. The debt securities we may issue under this prospectus will be unsecured and subordinate to or pari passu with these notes.

         In addition, the material specific financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to debt securities of the series will describe the following terms of the debt securities:

        -       the title of the debt securities of the series;

        - any limit on the total principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

        - the date or dates on which the debt securities of the series will mature;

        - any annual rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, and the date or dates from which any interest will accrue;

        - the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive each interest payment;

        - the place or places where the principal and any premium and interest will be payable;

        - any period or periods within which and the price or prices at which we will have the option to redeem the debt securities of the series, and the other detailed terms and provisions of any optional redemption right;

        - any obligation we will have to redeem the debt securities of the series under a sinking fund or analogous provision or to redeem your debt securities at your option and the period or periods during which, the price or prices at which and the other specific terms under which we would be obligated to redeem the debt securities of the series under any obligation of this kind;

        - if other than integral multiples of $1,000, the denominations in which we will issue the debt securities of the series;

        - if other than U.S. dollars, the currency of payment of the principal and any premium and interest on the debt securities of the series;

        - any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

        - if we or you have a right to choose the currency or currency units in which payments on any of the debt securities of the series will be made, the currencies or currency units that we or you may elect, when the election may be made and the other specific terms of the right to make an election of this kind;

        - if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon the declaration of acceleration of the maturity of the debt securities of the series;

        - the applicability of the provisions described on page 21 under "Defeasance;"

        - if we will issue the debt securities of the series only in the form of global securities as described above under "Global securities" on page 14, the name of the depository for the debt securities of the series and the circumstances under which the global securities may be terminated and separate debt securities may be registered in the names of persons other than the depositary or its nominee if other than those circumstances described on page 14 under "Special situations when a global security will be terminated;" and

        - any other special terms of the debt securities of the series that are not inconsistent with the provisions of the indenture.

         The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

         We may issue debt securities from time to time that are convertible into our common stock. If you hold convertible debt securities, you will be permitted from time to time as specified in the applicable prospectus supplement to convert your debt securities into shares of common stock at a specified price. We will describe the conversion price (or the method for determining the conversion price) and the other terms applicable to conversion in the applicable prospectus supplement.

         The general provisions of the indentures relating to our outstanding notes protect the holders of debt securities against transactions involving us, such as a change of control or a highly leveraged transaction that may adversely affect the holders of the securities. The provisions of the indentures relating to the event of a change of control require us to redeem the outstanding debt at 101% of the principal amount.

         We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation. This documentation may contain provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Overview of the remainder of this description

         The remainder of this description summarizes:

        - Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

        - your rights under several special situations, such as if we merge with another company or, if we want to change a term of the debt securities;

        - promises we make to you about how we will run our business, or business actions we promise not to take (known as "restrictive covenants"); and

        - your rights if we default or experience other financial difficulties.

Additional Mechanics

         Form, exchange and transfer. The debt securities will be issued:


        -       only in fully registered form;

        -       without interest coupons; and

        - in denominations that are even multiples of $1,000 unless otherwise specified in a prospectus supplement.

         You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

         You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar." The security registrar will also perform transfers.

         You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

         If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

         Payment and paying agents. We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "regular record date" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called "accrued interest."

         We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at ________, New York, New York. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

         "Street name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called "paying agents." We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

         Notices. We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records.

         Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

         Mergers and similar events. Except as we may be limited by our senior credit facility and our senior subordinated notes, we are generally permitted to consolidate or merge with another company or firm, to sell substantially all of our assets to another firm, or to buy substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

        - Where we merge out of existence or sell our assets, the other company or firm must agree to be legally responsible for the debt securities.

        - The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 22 under "Events of default." A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

        - It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called "liens," as discussed later on page 20 under "Restrictive covenants -- Restrictions on liens." If a merger or other transaction would create any liens on our property, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities.

        - We must deliver certain certificates and other documents to the trustee.

        - We must satisfy any other requirements specified in the prospectus supplement.

         Modification and waiver. There are three types of changes we can make to the indenture and the debt securities.

         1. Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

        - change the stated maturity of the principal or interest on a debt security;

        -       reduce any amounts due on a debt security;

        - reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default,

        -       change the place or currency of payment on a debt security;

        -       impair your right to sue for payment;

        - reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture,

        - reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults, and

        - modify any other aspect of the provisions dealing with modification and waiver of the indenture.

         2. Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. The same vote would be required for us to obtain a waiver of all or part of the restrictive covenants described under "Restrictive covenants" on page 20, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously on page 19 under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

         3. Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities in any material way.

         Further details concerning voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

        - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

        -       For debt securities whose principal amount is not known
                (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

        - For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

         Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later on page 21 under "Full defeasance."

         We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or a shorter period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

         "Street name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Restrictive covenants

         Restrictions on liens. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and the other direct holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called "liens."

         We do not need to comply with this restriction if the amount of all debt that would be secured by liens on principal manufacturing properties (including the new debt, the debt securities which we would so secure as described in the previous sentence, and all "attributable debt," as described under "Restriction on sales and leasebacks" below, that results from a sale and leaseback transaction involving principal manufacturing properties) is less than 10% of our consolidated net tangible assets.

         This restriction on liens does not apply to debt secured by certain types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include:

        - liens on the property of any of our principal subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became our principal subsidiary;

        -       liens in favor of us or our principal subsidiaries;

        - liens in favor of U.S. Governmental bodies that we granted in order to assure our payments to such bodies that we owe by law or because of a contract we entered into;

        - liens on property that existed at the time we acquired the property (including property we may acquire through a merger or similar transaction) or that we granted in order to purchase the property (sometimes called "purchase money mortgages"); and

        -       liens on the buildings or property of our facilities.

         We can also disregard debt secured by liens that extend, renew or replace any of these types of liens.

         We and our subsidiaries are permitted to have as much unsecured debt as we may choose.

         Restrictions on sales and leasebacks. We promise that neither we nor any of our principal subsidiaries will enter into any sale and leaseback transaction involving a principal manufacturing property, unless we comply with this restrictive covenant. A "sale and leaseback transaction" generally is an arrangement between us or a principal subsidiary and a bank, insurance company or other lender or investor where we or the principal subsidiary lease a property which was or will be sold by us or the principal subsidiary to that lender or investor more than 120 days after the completion of construction of the property and the beginning of its full operation.

         We can comply with this restrictive covenant in either of two different ways. First, we will be in compliance if we or our principal subsidiary could grant a lien on the principal manufacturing property in an amount equal to the attributable debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restrictions on liens covenant described above on page 20. Second, we can comply if we retire an amount of funded debt, within 120 days of the transaction, equal to at least the net proceeds of the sale of the principal manufacturing property that we lease in the transaction or the fair value of that property (subject to credits for certain voluntary retirements of debt securities and funded debt we may make), whichever is greater.

         This restriction on sale and leasebacks does not apply to any sale and leaseback transaction that is between us and one of our principal subsidiaries or between principal subsidiaries, or that involves a lease for a period of three years or less.

         Certain definitions relating to our restrictive covenants. Following are the meanings of the terms that are important in understanding the restrictive covenants previously described.

        - "attributable debt" means, in connection with any sale or leaseback transaction, the lesser of (i) the fair value of the property subject to the sale and leaseback transaction (as determined by our board of directors) and (ii) the total net amount of rent (discounted at a rate per annum equal to a composite rate of interest on all outstanding debt securities) that is required to be paid during the remaining term of the lease on this property.

        - "consolidated net tangible assets" is the total amount of assets (less reserves and certain other permitted deductible items), after subtracting all current liabilities and all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

        - "funded debt" means all debt for borrowed money that either has a maturity of 12 months or more from the date on which the calculation of funded debt is made or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

        - A "principal manufacturing property" is any building or other structure or facility, and the land on which it sits and its associated fixtures, that we or our principal subsidiaries use primarily for manufacturing or processing, other than a building, structure or other facility that our board of directors has determined is not of material importance to the total business that we and our principal subsidiaries conduct.

        - A "principal subsidiary" means any of Buckeye Florida Corporation; Buckeye Florida, Limited Partnership; BKI Holding Corporation; Buckeye Lumberton Inc.; Buckeye Technologies Ireland Ltd.; Merfin Systems Inc; Buckeye Holdings GmbH; BKI South America LLC; BKI Lending Inc.; and Buckeye Technologies Canada Inc.

Defeasance

         The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

         Full defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

        - We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        - There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

        - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

         If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

         Covenant defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

        - We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        - We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

         If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

        - Our promises regarding conduct of our business previously described under "Restrictive covenants" on page 20, and any other covenants applicable to the series of debt securities and described in the prospectus supplement.

        - The condition regarding the treatment of liens when we merge or engage in similar transactions, as previously described on page 18 under "Mergers and similar events."

        - The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later under "Default and related matters."

         If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and related matters

         Events of default. You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

         The term "event of default" means any of the following:

        - We do not pay the principal or any premium on a debt security on its due date.

        - We do not pay interest on a debt security within 30 days of its due date.

        -       We do not deposit any sinking fund payment on its due date.

        - We remain in breach of a restrictive covenant described beginning on page 20 or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series.

        - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

        - Any other event of default described in the prospectus supplement occurs.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

         Remedies if an event of default occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

         Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory protection from expenses and liability.
This protection is called an "indemnity."

         If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

         Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

        - You must give the trustee written notice that an event of default has occurred and remains uncured.

        - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

        - The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

        - The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice.

         However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

         "Street name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

         We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Regarding the Trustee

         The Bank of New York currently acts as trustee under the indentures for our outstanding senior subordinated notes.

                   Description of Preferred Stock We May Offer

         Each series of preferred stock will have specific financial and other terms which will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to our charter.

         Our charter authorizes the board of directors to issue up to 10,000,000 shares of preferred stock, $.01 par value per share, in one or more series. As of December 31, 2001, we had neither designated nor issued shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding stock of Buckeye without the separate vote of holders of preferred stock as a class.

         Our board of directors is authorized to designate, for each series of preferred stock, the following items, among others:

        -       the maximum number of shares in the series;

        -       the designation of the series;

        - the dividend rate, or basis for determining such rate, if any, on the shares of the series;

        - whether dividends will be cumulative and, if so, from which date or dates;

        - whether the shares of the series will be redeemable and, if so, the dates, prices and other terms and conditions of redemption;

        - whether we will be obligated to purchase or redeem shares of the series pursuant to a sinking fund or otherwise, and the prices, periods and other terms and conditions upon which the shares of the series will be redeemed or purchased;

        - whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, the terms of adjustment, if any, and whether the shares of the series will be convertible or exchangeable at our option or the option of holders of preferred shares, or both;

        - whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of those voting rights;

        - the rights of the shares of the series in the event of the voluntary or involuntary liquidation, dissolution or winding up of Buckeye; and

        - any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

         The shares of preferred stock of any one series will be identical with each other except for the dates from which dividends will cumulate, if at all. The shares of preferred stock will be fully paid and nonassessable.

                    Description of Common Stock We May Offer

         This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

         We have summarized certain terms and provisions of the common stock in this section. The summary is not complete. We have also filed our Restated Certificate and our bylaws as exhibits to the registration statement. You should read our Restated Certificate and our bylaws for additional information before you buy any of the securities offered by this prospectus.

General

         Shares Outstanding. As of February 8, 2002, our authorized common stock was 100,000,000 shares, of which 34,763,900 shares were issued and outstanding.

         Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. We have never paid cash dividends on our common stock. We anticipate that for the foreseeable future, we will retain our earnings, if any.

         Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors (i.e., a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors).

         Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights (i.e., the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities). Each share of common stock does include a right to purchase Series A Preferred Stock if certain conditions occur. The conditions under which a holder may exercise that purchase right are discussed under the heading "-Rights Agreement" below.

         Listing. Our understanding shares of common stock are listed on the New York Stock Exchange under the symbol "BKI." Wachovia Bank serves as the transfer agent and registrar for the common stock.

         Fully Paid. The outstanding shares of common stock are fully paid and nonassessable (i.e., the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional monies for such shares). Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-takeover Provisions

         Certain provisions of our Restated Certificate, our Amended and Restated Bylaws and the Delaware General Corporation Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals to negotiate with our board of directors. These provisions may also make it less likely that our management would be changed or someone would acquire voting control of our company without our board's consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.

         Supermajority Vote for Certain Events. Our Restated Certificate provides that the affirmative vote of the holders of at least 75% of the outstanding shares of common stock, voting as a single class, is required to approve any merger or consolidation of our company with any other entity (other than a subsidiary of our company) or the sale, lease exchange or disposition of all or substantially all of our assets, taken as a whole. This provision may only be amended or repealed by the affirmative vote of the holders of 75% of the outstanding shares of common stock.

         Classified Board. Our Restated Certificate provides that members of our board of directors are divided into three classes and serve staggered three-year terms. This means that only approximately one-third of our directors are elected at each annual meeting of shareholders and that it would take two years to replace a majority of the directors unless they are removed for cause. A majority of the directors then in office, though less than a quorum, or the sole remaining director, may fill any vacancy on the Board. These provisions of our Restated Certificate may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Blank Check Preferred Stock. Our Restated Certificate provides that our board of directors may at any time, without stockholder approval, issue one or more new series of Preferred Stock. In some cases, the issuance of Preferred Stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise or remove incumbent management. Preferred stock with special voting rights or other features issues to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

         Delaware Takeover Statute. We are subject to the "business combination" provisions of the Delaware General Corporation Law. In general, these provisions prohibit us from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction by which the person became an "interested stockholder," unless (i) the transaction is approved by our board of directors prior to the date such person becomes an "interested stockholder," (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder," owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by our board of directors and authorized at an annual or special meeting of our stockholders by affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of our voting stock.

         Our board of directors has approved any acquisition of shares by Robert
E. Cannon, our Chief Executive Officer and Chairman of the Board, that would otherwise result in Mr. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including the Cannon Family Trust, becoming an "interested stockholder."

         No Action by Written Consent. Our Restated Certificate provides that stockholder action may only be taken at a duly called annual or special meeting of stockholders and not by written consent.

         Limitations on Who May Call a Special Meeting of Stockholders. Our Restated Certificate provides that a special meeting of our stockholders may only be called by a majority or our entire board of directors, our chairman or our president. Our stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

         Supermajority Vote to Amend Charter and Bylaws. Certain provisions of our Restated Certificate and our Amended and Restated Bylaws may only be altered, amended or repealed by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

         Procedures for Nomination of Directors and Stockholder Proposals. In addition to our board of directors, stockholders may nominate candidates for our board of directors. Our stockholders may also propose that business other than nominations to our board of directors to be considered at an annual meeting of stockholders. However, a stockholder must follow the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the nomination or proposal to our corporate secretary at least 60 days before a scheduled meeting of our stockholders. At least 80% of our outstanding voting stock, voting together as one class, must approve any proposal to amend or repeal, or adopt any provisions inconsistent with, this provision of our Restated Certificate. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

         Amendment of Bylaws. Under our bylaws, our board of directors may alter, amend, change, add to or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.

Rights Agreement

         Summary. In general, each share of common stock, including those that may be issued in an offering under this prospectus or upon the conversion of other securities offered under this prospectus, carries with it one preferred share purchase right (which we refer to in this prospects as a "Right"). If the Rights become exercisable, each Right entitles the registered holder to purchase one one-thousandth of a share of the Series A Preferred Stock, at a price of $60 per one one-thousandth share of the Series A Preferred Stock. We call this the "Purchase Price." Until a Right is exercised, the holder of the Right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the Right. The Rights will expire on November 28, 2005, unless we redeem or exchange them before then. The description and terms of the Rights are described in the Rights Agreement, dated as of November 17, 1995, as amended on April 22, 1997, between us and Wachovia Bank, as Rights Agent.

         A holder of common stock may exercise the Rights only under the circumstances described below. The Rights are designed to protect the interests of our company and stockholders against coercive takeover tactics. The Rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate the terms of any proposed takeover proposals that may be in the interests of our stockholders.

         Exercise of Rights Following a Distribution Date. Holders may exercise their Rights only following a "Distribution Date." A Distribution Date will occur upon the earlier of:

          (i) the day following the first date of public disclosure that a person or group other than an Exempt Person (as defined below in this paragraph) (an "Acquiring Person"), together with their affiliates and associates (other than Exempt Persons), has acquired or obtains the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock (the "Stock Acquisition Date"); and

          (ii) the tenth business day after the date a person or group (other than an Exempt Person, our company and certain related entities) commences or publicly discloses an intention to commence a tender offer or exchange offer, which, if successful, would result in the beneficial ownership of 15% or more of the outstanding shares of common stock by such person or group, together with their affiliates and associates (other than Exempt Persons). Our board, with the concurrence of a majority of the Continuing Directors then in office, may defer the Distribution Date set forth in this clause (ii) to a specified later date or to an unspecified later date to be determined by a subsequent action or event.

However, a Distribution Date will not occur, and the Rights may not be exercised, as long as our board has the ability to redeem the Rights, as described below. An "Exempt Person" is defined under the Rights Agreement to include, among other things, Robert E. Cannon, his spouse or issue, any trust of which Mr. Cannon and/or his spouse is the grantor or of which Mr. Cannon, his spouse, his issue or any charity is a beneficiary, including, without limitation, the Cannon Family Trust (the "Cannon Entities"), so long as the Cannon Entities do not collectively become the beneficial owners of 45% or more of the common stock.

         Until the Distribution Date (Or earlier redemption, exchange or expiration of the Rights),

        - the Rights will be transferable only with the common stock (except with the redemption of the Rights),

        - common stock certificates will contain a notation incorporating the Rights Agreement by reference, and

        - surrender for transfer of any certificates for common stock will also constitute a transfer of the Rights associated with the common stock represented by such certificate.

As soon as practicable after the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the Distribution Date. From and after the Distribution Date, these separate Rights certificates alone will evidence the Rights.

         If a person becomes an Acquiring Person, the Rights will "flip-in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of common stock having a market value of two times such Purchase Price. In addition, following a "flip-in," our board has the option of exchanging all or part of the Rights, except as provided below, for common stock. In the event that, following a "flip-in," we are acquired in a merger or other business combination in which the common stock does not remain outstanding or is exchanged or 50% or more of our consolidated assets or earning power is sold, leased, exchanged, mortgaged, pledged or otherwise transferred or disposed of (in one transaction or a series of related transactions), the Rights will "flip-over" and entitle each holder (other than the Acquiring Person and certain related persons or transferees) of a Right to purchase, upon the exercise of the right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times the then-current Purchase Price.

         Rights Owned by an Acquiring Person. Any Rights beneficially owned at any time on or after the earlier of the Distribution Date and the Stock Acquisition Date by an Acquiring Person or an affiliate or associate (other than an Exempt Person) of an Acquiring Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a "Triggering Event," and any such holder of such Rights will have no right to exercise such Rights or have such Rights exchanged as provided above. A "Triggering Event" will be deemed to occur in the event that any person becomes an Acquiring Person.

         Exchange of Rights. A majority of the Continuing Directors may at their option, at any time and from time to time after the occurrence of a Triggering Event, cause us to exchange, for all or part of the then-outstanding and exercisable Rights, shares of Common stock at an exchange ratio of one share of Common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Redemption of Rights. At any time prior to the earlier of the Stock Acquisition Date and the expiration date of the Rights, we may redeem all, but not less than all, of the Rights, at an redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

         Adjustment. The number of outstanding Rights, the number of shares of Series A Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights, and the Purchase Price are subject to adjustment
        - in the event of a stock dividend on the common stock payable in common stock or subdivision or combination of the common stock occurring, in any such case, prior to the Distribution Date,

        - upon the grant to holders of the Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price for the Series A Preferred Stock, or

        - upon the distribution to holders of the Series A Preferred Stock of other securities, cash (excluding regular periodic cash dividends), property, evidences of indebtedness or assets.

        Amendment of Rights Agreement. A majority of the Continuing Directors may supplement or amend the terms of the Rights, without the consent of the holders of the Rights, at any time before the Stock Acquisition Date
(including the date on which the Distribution Date will occur after announcement of commencement of a tender offer). On or after the Stock Acquisition Date, the Rights may be amended by a majority of the Continuing Directors without the consent of the holders of the Rights, only if the amendment cures ambiguities, corrects defective or inconsistent provisions, or does not adversely affect the interests of holders of the Rights. The affirmative vote of holders of a majority of the shares of common stock voting for or against a proposed amendment at a shareholders meeting is required to amend the terms of the Rights to change the Purchase Price, the Redemption Price, the number of shares of Series A Preferred Stock, other securities, cash or other property obtainable upon exercise of the Rights, or the expiration date of the Rights.

         Terms of the Series A Preferred Stock. Shares of Series A Preferred Stock will rank junior to all other series of our Preferred Stock, including the Preferred Shares offered under this prospectus, if our Board in creating such Preferred Stock, provides that they will rank senior to the Series A Preferred Stock. If our shareholders purchase Series A Preferred Stock, we cannot repurchase such stock from shareholders who do not want to resell it. Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, a quarterly cash dividend payment equal to the greater of
(i) $25.50 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends other than a dividend payable in share of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, before any amounts are distributing to holders of common stock. If the dividend is not paid on the Series A Preferred Stock in one or more quarters, no dividend may be paid on common stock until all previously unpaid dividends on Series A Preferred Stock have been paid.

         Subject to the rights of our senior securities, a holder of the Series A Preferred Stock will be entitled to receive, for each such share owned:

        - 1,000 votes per share and will vote together with the common stock as one class, unless applicable law requires otherwise;

        - a liquidation payment equal to the greater of (i) $100 per share plus all accrued and unpaid dividends and (ii) an aggregate amount per share, equal to 1,000 times the aggregate amount to be distributed per share to holders of common stock, if we liquidate, dissolve or wind-up our company, before any amounts are distributed to holders of common stock; and

        - 1,000 times the aggregate amount received per share of common stock in the event of any consolidation, merger, combination or other similar transaction

        These rights of the Series A Preferred Stock are protected by customary antidilution provisions which automatically increase dividend, liquidation, merger and voting rights in proportion to increases in common stock resulting from stock dividends, stock splits and similar transactions. These rights are proportionately decreased in the event of the decreases in common stock resulting from reverse stock splits and similar transactions.

         We may not materially alter or change the powers, preferences or special rights of the Series A Preferred Stock which would adversely affect such shares without the vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

         We have summarized certain terms and provisions of the Rights and the Series A Preferred Stock in this section. This summary is not complete. You should read our Rights Agreement and the Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, which we have filed with the Securities and Exchange Commission, for additional information, including definitions of certain terms.

                      Description of Warrants We May Offer

         We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

         The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the appropriate prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

         The following description sets forth some of the general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of some of the provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions they contain of terms used.

General

         The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following where applicable:

        - the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

        - the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock with which the warrants are issued;

        - the procedures and conditions relating to the exercise of the warrants:

        - the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

        -       the offering price of the warrants, if any;

        - the date on which the right to exercise the warrants will commence and the date on which that right will expire;

        - a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

        - whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred or registered;

        -       call provisions of the warrants, if any;

        -       antidilution provisions of the warrants, if any; and

        -       any other material terms of the warrants.

Exercise of Warrants

         Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

         Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon then exercise of the warrants, and will not be entitled to:

        - in the case of warrants to purchase debt securities, payments of, premium, if any, or interest, if any, on the debt purchasable upon exercise; or

        - in the case of warrants to purchase equity securities, the right to or to receive dividend payments or similar distributions on the purchasable upon exercise.

Exchange of Warrant Certificates

         Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

                       Description of Rights We May Offer

         We may issue rights for the purchase of shares of preferred stock or common stock. Each series of rights will be issued under a separate rights agreement between us and a bank or trust company, all as set forth in the prospectus supplement relating to the particular issue of rights. The bank or trust company will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

         The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

        - the date for determining the stockholders entitled to the rights distribution;

        - the aggregate number of shares of preferred stock or common stock upon exercise of these rights and the exercise price;

        -       the aggregate number of rights being issued;

        - the date, if any, on and after which these rights may be transferable separately;

        - the date on which the right to exercise these rights shall commence and the date on which this right shall expire;

        -       any special United States federal income tax consequences; and

        - any other terms of these rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

                 Description of Purchase Contracts We May Offer

         We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

         The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

                        Description of Units We May Offer

         We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

         Any applicable prospectus supplement will describe:

        - the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

        - any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

        - any material provisions of the governing unit agreement that differ from those described above.

                              Plan of Distribution

         We may sell the securities offered by this prospectus through agents, underwriters or dealers, directly or indirectly to one or more purchasers.

         The accompanying prospectus supplement will identify or describe:

        -       any underwriters, dealers or agents;

        -       their compensation;

        -       the net proceeds to Buckeye;

        -       the purchase price of the securities;

        -       the initial public offering price of the securities; and

        -       any exchange on which the securities are listed.

         Agents. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment to sell securities on a continuing basis.

         Underwriters. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Direct sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

                                  Legal Matters

         Baker, Donelson, Bearman & Caldwell, a professional corporation, will issue an opinion about the validity of the securities offered. The validity of the securities offered will be passed upon for the underwriters, dealers or agents, if any, by counsel named in the prospectus supplement.

                                     Experts

                  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference in our Annual Report on Form 10-K for the year ended June 30, 2001, as set forth in their report, which is incorporated by reference in this prospectus. Such consolidated financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.